                                                                   Exhibit 10.21

================================================================================

                                 $125,000,000

                               CREDIT AGREEMENT

                                     AMONG

                                HOMEBASE, INC.,

                   (KNOWN ON THE DATE HEREOF AS WABAN INC.)

                           THE LENDERS PARTY HERETO,



                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   AS AGENT

                               BANKBOSTON, N.A.,
                             AS SYNDICATION AGENT

                                      AND

                            WELLS FARGO BANK, N.A.,
                            AS DOCUMENTATION AGENT

                           DATED AS OF JULY 9, 1997

================================================================================

                                  ARRANGED BY

                      FIRST CHICAGO CAPITAL MARKETS, INC.


ARTICLE I

    DEFINITIONS..................................................................  1
    -----------

ARTICLE II

    THE CREDITS.................................................................. 20
    -----------
    2.1.    Revolving Advances................................................... 20
    2.2.    Ratable Loans........................................................ 21
    2.3.    Swing Line Loans..................................................... 21
    2.4.    Types of Advances.................................................... 23
    2.5.    Facility Fee; Reductions in Aggregate Commitment..................... 23
    2.6.    Minimum Amount of Each Advance....................................... 24
    2.7.    Applicable Margin.................................................... 24
    2.8.    Principal Payments................................................... 26
    2.9.    Method of Selecting Types and Interest Periods for
              New Revolving Advances............................................. 26
    2.10.   Conversion and Continuation of Outstanding Advances.................. 26
    2.11.   Changes in Interest Rate, etc........................................ 27
    2.12.   Rates Applicable After Default....................................... 27
    2.13.   Method of Payment.................................................... 28
    2.14.   Notes; Telephonic Notices............................................ 28
    2.15.   Interest Payment Dates; Interest and Fee Basis....................... 28
    2.16.   Notification of Advances, Interest Rates, Prepayments,
              Commitment Reductions and Issuance Requests........................ 29
    2.17.   Lending Installations................................................ 29
    2.18.   Non-Receipt of Funds by the Agent.................................... 29
    2.19.   Taxes................................................................ 30
    2.20.   Change in Circumstances.............................................. 31
            2.20.1. Yield Protection............................................. 31
            2.20.2. Changes in Capital Adequacy Regulations...................... 31
            2.20.3. Availability of Types of Advances............................ 32
            2.20.4. Funding Indemnification...................................... 32
            2.20.5. Mitigation of Additional Costs; Replacement of Lenders....... 32
            2.20.6. Lender Statements; Survival of Indemnity..................... 33
    2.21.   Agent's Fees......................................................... 34

ARTICLE III

    THE LETTER OF CREDIT SUBFACILITY............................................. 34
    --------------------------------
    3.1.    Obligation to Issue.................................................. 34
    3.2.    Types and Amounts.................................................... 34


    3.3.    Conditions........................................................... 35
    3.4.    Procedure for Issuance of Facility Letters of Credit................. 35
    3.5.    Reimbursement Obligations; Duties of Issuing Banks................... 36
    3.6.    Participation........................................................ 37
    3.7.    Payment of Reimbursement Obligations................................. 38
    3.8.    Compensation for Facility Letters of Credit.......................... 39

ARTICLE IV

    CONDITIONS PRECEDENT......................................................... 40
    --------------------
    4.1.    Initial Advance...................................................... 40
    4.2.    Each Advance or Issuance of a Facility Letter of Credit.............. 42

ARTICLE V

    REPRESENTATIONS AND WARRANTIES............................................... 43
    ------------------------------
    5.1.    Corporate Existence and Standing..................................... 43
    5.2.    Authorization and Validity........................................... 43
    5.3.    No Conflict; Government Consent...................................... 43
    5.4.    Financial Statements................................................. 44
    5.5.    Material Adverse Change.............................................. 44
    5.6.    Taxes................................................................ 44
    5.7.    Litigation and Contingent Obligations................................ 44
    5.8.    Subsidiaries......................................................... 45
    5.9.    ERISA................................................................ 45
    5.10.   Accuracy of Information.............................................. 45
    5.11.   Federal Reserve Regulations.......................................... 45
    5.12.   Material Agreements.................................................. 45
    5.13.   Compliance With Laws................................................. 46
    5.14.   Ownership of Properties.............................................. 46
    5.15.   Investment Company Act............................................... 46
    5.16.   Public Utility Holding Company Act................................... 46
    5.17.   Security............................................................. 46
    5.18.   Insurance............................................................ 46
    5.19.   Solvency............................................................. 46
    5.20.   Transaction Documents................................................ 47

ARTICLE VI

    COVENANTS.................................................................... 47
    ---------
    6.1.   Financial Reporting................................................... 47
    6.2.   Use of Proceeds....................................................... 49
    6.3.   Notice of Default..................................................... 50
    6.4.   Conduct of Business................................................... 50


    6.5.   Taxes................................................................. 50
    6.6.   Insurance............................................................. 50
    6.7.   Compliance with Laws.................................................. 50
    6.8.   Maintenance of Properties............................................. 50
    6.9.   Inspection............................................................ 50
    6.10.  Dividends............................................................. 51
    6.11.  Indebtedness.......................................................... 51
    6.12.  Merger................................................................ 52
    6.13.  Sale of Assets........................................................ 53
    6.14.  Letters of Credit..................................................... 53
    6.15.  Investments and Acquisitions.......................................... 54
    6.16.  Liens................................................................. 56
    6.17.  Affiliates............................................................ 58
    6.18.  Amendments............................................................ 58
    6.19.  Rate Hedging Obligations.............................................. 58
    6.20.  Financial Covenants................................................... 58
           6.20.1.  Funded Debt to Capital Ratio................................. 58
           6.20.2.  Fixed Charge Coverage Ratio.................................. 58
           6.20.3.  Tangible Net Worth........................................... 59
    6.21.  Capital Expenditures.................................................. 59
    6.22.  Subsidiary Guaranties; Security Documents............................. 59
    6.23.  Intercompany Indebtedness............................................. 59

ARTICLE VII

    DEFAULTS..................................................................... 60
    --------

ARTICLE VIII

    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................... 62
    ----------------------------------------------
    8.1.   Acceleration.......................................................... 62
    8.2.   Amendments............................................................ 62
    8.3.   Preservation of Rights................................................ 63

ARTICLE IX

    GENERAL PROVISIONS........................................................... 64
    ------------------
    9.1.  Survival of Representations............................................ 64
    9.2.  Governmental Regulation................................................ 64
    9.3.  Taxes.................................................................. 64
    9.4.  Headings............................................................... 64
    9.5.  Entire Agreement....................................................... 64
    9.6.  Several Obligations; Benefits of this Agreement........................ 64
    9.7.  Expenses; Indemnification.............................................. 65


    9.8.   Numbers of Documents.................................................. 65
    9.9.   Accounting............................................................ 65
    9.10.  Severability of Provisions............................................ 65
    9.11.  Nonliability of Lenders............................................... 65
    9.12.  CHOICE OF LAW......................................................... 66
    9.13.  CONSENT TO JURISDICTION............................................... 66
    9.14.  WAIVER OF JURY TRIAL.................................................. 66
    9.15.  Confidentiality....................................................... 66

ARTICLE X

    THE AGENT.................................................................... 67
    ---------
    10.1.   Appointment.......................................................... 67
    10.2.   Powers............................................................... 67
    10.3.   General Immunity..................................................... 67
    10.4.   No Responsibility for Loans, Recitals, etc........................... 67
    10.5.   Action on Instructions of Lenders.................................... 67
    10.6.   Employment of Agents and Counsel..................................... 68
    10.7.   Reliance on Documents; Counsel....................................... 68
    10.8.   Agent's Reimbursement and Indemnification............................ 68
    10.9.   Rights as a Lender................................................... 68
    10.10.  Lender Credit Decision............................................... 69
    10.11.  Successor Agent...................................................... 69
    10.12   Notice of Default.................................................... 69
    10.13   Collateralization.................................................... 70

ARTICLE XI

    SETOFF; RATABLE PAYMENTS..................................................... 70
    ------------------------
    11.1.  Setoff................................................................ 70
    11.2.  Ratable Payments...................................................... 70

ARTICLE XII

    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............................ 70
    -------------------------------------------------
    12.1.   Successors and Assigns............................................... 70
    12.2.   Participations....................................................... 71
            12.2.1.  Permitted Participants; Effect.............................. 71
            12.2.2.  Voting Rights............................................... 71
            12.2.3.  Benefit of Setoff........................................... 72
    12.3.   Assignments.......................................................... 72
            12.3.1.  Permitted Assignments....................................... 72
            12.3.2.  Effect; Effective Date...................................... 72


    12.4.   Dissemination of Information......................................... 73
    12.5.   Tax Treatment........................................................ 73

ARTICLE XIII

    NOTICES...................................................................... 73
    -------
    13.1.   Giving Notice........................................................ 73
    13.2.   Change of Address.................................................... 74

ARTICLE XIV

    COUNTERPARTS................................................................. 74
    ------------

EXHIBITS
- --------

EXHIBIT A-1    REVOLVING CREDIT NOTE
EXHIBIT A-2    SWING LINE NOTE
EXHIBIT B      BORROWING BASE CERTIFICATE
EXHIBIT C      COMPLIANCE CERTIFICATE
EXHIBIT D      FORM OF OPINION
EXHIBIT E      LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
EXHIBIT F      SUBSIDIARY GUARANTY
EXHIBIT G      ASSIGNMENT AGREEMENT

SCHEDULE "1"   PERCENTAGES
SCHEDULE "2"   SUBSIDIARIES AND OTHER INVESTMENTS
SCHEDULE "3"   INDEBTEDNESS AND LIENS
SCHEDULE "4"   FACILITY LETTERS OF CREDIT
SCHEDULE "5"   DETAILED DESCRIPTION OF TRANSACTIONS
SCHEDULE "6"   PRO FORMA AND PRO FORMA ACCOUNTING PRINCIPLES

                                CREDIT AGREEMENT


     This Agreement, dated as of July 9, 1997, is among HomeBase, Inc. (presently known as Waban Inc.), the Lenders and The First National Bank of Chicago, as Agent. The parties hereto agree as follows:

                                R E C I T A L S:

     A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $125,000,000, the proceeds of which the Borrower will use for the working capital and general corporate needs of the Borrower and its Subsidiaries.

     B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:



     ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Accounts" means accounts or general intangibles representing the indebtedness of a Person to the Borrower or any Operating Subsidiary or other right to receive payment by the Borrower or any Operating Subsidiary arising from the sale of merchandise or services solely to the extent the foregoing are payable pursuant to a credit card processing agreement, merchant agreement or charge account agreement.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Active Subsidiary" means a Subsidiary that has total assets of at least $500,000.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of one or more Loans made on the same Borrowing Date by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period, and includes a Swing Line Loan.

     "Advance Rate" means 70% with respect to Eligible Accounts and 60% with respect to Eligible Inventory.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Available Commitment" means, at any time, (a) the lesser of (i) the Aggregate Commitment at such time and (ii) the Borrowing Base at such time,

less (b) the sum of (i) the outstanding Facility Letter of Credit Obligations at
- ----
such time and (ii) the aggregate principal amount of outstanding Loans at such time.

     "Aggregate Commitment" means $125,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4;

provided, however, that for purposes of all computations required to be made
- --------  -------
with respect to compliance by the Borrower with Sections 6.20 and 6.21, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the Financial Statements.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and (b) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Margin" means, at any date of determination thereof with respect to any Floating Rate Advance, Eurodollar Advance, the Facility Fee and the Facility Letter of Credit Fees, the respective rate per annum or percentage, as applicable for such Floating Rate Advance, Eurodollar Advance, Facility Fees and Facility Letter of Credit Fees calculated in accordance with the terms of
Section 2.7.

     "Arranger" means First Chicago Capital Markets, Inc. and its successors.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chairman, President, Chief Financial Officer, Treasurer, Controller or any Vice President-Finance of the Borrower, acting singly, as such Authorized Officers may be modified from time to time in writing by the Agent and a then existing Authorized Officer of the Borrower.

     "Borrower" means HomeBase, Inc., a Delaware corporation formerly known as Waban Inc., and its successors and assigns.

     "Borrower Pledge Agreement" means a Pledge Agreement dated as of the date hereof executed and delivered by the Borrower pledging the stock of its Subsidiaries to the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Borrower Security Agreement" means a Security Agreement dated as of the date hereof executed and delivered by the Borrower in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Borrower Security Documents" means the Borrower Security Agreement and the Borrower Pledge Agreement.

     "Borrowing Base" means, at any time, an amount equal to the sum of (a) the Advance Rate applicable to Eligible Accounts multiplied times the book value of all Eligible Accounts at such time, plus (b) the Advance Rate applicable to
                                    ----
Eligible Inventory multiplied times the amount of the Eligible Inventory at such time.

     "Borrowing Base Certificate" means a borrowing base certificate in substantially the form of Exhibit B hereto.
                          ---------

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital" means, as of any date of determination, the sum of Net Worth plus
                                                                            ----
Funded Debt.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of the Borrower with the Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset excluding (a) the cost of assets acquired under Capitalized Lease Obligations,
(b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (c) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in Section 2.20.2.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert (a "group"), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means, collectively, the Property of the Borrower and the Subsidiaries which is pledged, assigned or mortgaged to the Agent, for the benefit of the Lenders, pursuant to the Loan Documents.

     "Collateralization Date" means, with respect to any fiscal quarter, the first fiscal quarter end of the Borrower to occur as of which the Fixed Charge Coverage Ratio is less than 1.4:1.0 or at such earlier time as either (i) the Borrower and the Agent agree or (ii) the Borrower and the Required Lenders agree, that the Borrower does not have or will not be able to report a Fixed Charge Coverage Ratio greater than or equal to 1.4 to 1.0.

     "Commercial Letter of Credit" means a trade or commercial Facility Letter of Credit issued by an Issuing Bank pursuant to Article III.

     "Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans and participate in Facility Letters of Credit not exceeding the amount set forth opposite its name on Schedule 1.1 below or as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Condemnation" is defined in Section 7.8.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract (but does not include any (a) application for a Letter of Credit, (b) obligation of any Person to pay the purchase price of real estate, subject to the satisfaction of customary conditions precedent, contracted for in the ordinary course of business or (c) the guarantee by Borrower of payments due under those certain real estate leases of BJ's Wholesale Club, Inc. as described in the Distribution and Separation Agreement by and among Waban Inc. and BJ's Wholesale Club, Inc. other than those guarantees of which Borrower has received written notice from a Person seeking enforcement of, or payment under, such guarantee).
                                                -

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Convertible Subordinated Debt" means that certain $108,600,000 of 6.5% Convertible Subordinated Debentures Due 2002 issued pursuant to an Indenture, dated as of July 1, 1992, between the Borrower, as issuer and Bank of America Illinois (f/k/a Continental Bank, National Association), as trustee.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

     "Current Maturities" means, as of any date of determination, the sum of all amounts which were due and payable within 12 months prior to such date with respect to any Indebtedness with an original term in excess of one year (it being understood that Indebtedness under this Agreement shall not be included), all determined on a consolidated basis for the Borrower and its Subsidiaries.

     "Default" means an event described in Article VII.

     "Designated Obligor" means any Account obligor the Accounts of which the Agent has determined, in its exercise of its reasonable credit judgment, are not acceptable for eligibility hereunder.

     "Distribution" means the distribution by the Borrower to its shareholders of all the outstanding shares of common stock of BJ's Wholesale Club, Inc.

     "EBITR" means, for any period, earnings before interest expense, income taxes and Rentals, all determined on a consolidated basis for the Borrower and its Subsidiaries.

     "Effective Date" is defined in Section 4.1.

     "Eligible Accounts" means, at any time of determination, any Account meeting all of the following criteria:

          (a) which is an "account" within the meaning of Section 9-106 of the UCC;

          (b) which is denominated and payable only in United States dollars in the United States; and

          (c) in which the Agent, on behalf of the Lenders, has after the Collateralization Date, a first priority fully perfected Lien, subject to no other Liens (other than Permitted Liens).

     "Eligible Inventory" means, at any time of determination thereof, all inventory of the Borrower and its Subsidiaries at the lower of cost or market value in accordance with Agreement Accounting Principles, excluding any mark-up paid by a Borrower or Subsidiary in connection with inventory purchased from the Borrower or any Subsidiary, less the following (determined without duplication):

          (a) inventory in which the Agent, on behalf of the Lenders, does not have, subsequent to the Collateralization Date, a first priority fully perfected Lien, subject to no other Liens (other than Permitted Liens);

          (b) inventory classified by a Borrower or Subsidiary as "obsolete" or which, in the Agent's reasonable judgment, should be so classified;

          (c) supplies, nonsaleable goods, goods to be returned to suppliers, goods on consignment, goods in transit to third persons (other than the Borrower's agents or warehouses); and

          (d) any reserves required by the Agent in its reasonable discretion for special order goods, goods which are "slow-moving", goods whose market value has declined and goods on lay away sales.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan requested by the Borrower, and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at the Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin for Eurodollar Advances for the relevant Interest Period; provided, however, if the Applicable Margin for Eurodollar Rate Loans adjusts during any Interest Period, the Eurodollar Rate shall change to give effect to such adjustment when and as such

Applicable Margin adjusts. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Execution Date" means July 9, 1997.

     "Facility Fee" is defined in Section 2.5.

     "Facility Letter of Credit" means an irrevocable Letter of Credit issued by
(a) an "Issuing Bank" under the Prior Agreement prior to the Effective Date and listed on Schedule "4" hereto or (b) an Issuing Bank pursuant to Section 3.1.

     "Facility Letter of Credit Fee" is defined in Section 3.8.

     "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Statements" is defined in Section 5.4.

     "Financials" is defined in Section 2.7.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fixed Charge Coverage Ratio" means a ratio of (a) EBITR for such fiscal quarter and the three immediately preceding fiscal quarters to (b) the sum of interest expense and Rentals for such fiscal quarter and the three immediately preceding fiscal quarters, all determined on a consolidated basis for the Borrower and its Subsidiaries, plus Current Maturities as of the end of such fiscal quarter, all determined on a consolidated basis.

     "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day, plus (b) the Applicable Margin, in each case
                                  ----
changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Funded Debt" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all Indebtedness plus (b) the product of eight (8) times
                                     ----
Rentals (for the twelve (12) months prior to the date of determination).

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Government Claim" means any rights to payment for goods sold or leased by the Borrower or for services rendered by the Borrower, whether or not earned by performance, together with all security interests or other security held by or granted to the Borrower to secure such rights to payment, which constitute a claim against the federal government, any state government or any instrumentality or agency of any of the foregoing.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the specified proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) net liabilities under Rate Hedging Obligations, (g) unreimbursed draws under Letters of Credit and (h) Contingent Obligations.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, or three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, or three or six months thereafter;

provided, however, that if there is no such numerically corresponding day in
- --------  -------
such next, second, or third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, or third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls
              --------  -------

in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Inventory" means all of the personal property of the Borrower or any Operating Subsidiary now or hereafter held for sale to customers.

     "Investment" of a Person means any loan, advance (other than advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership or membership interests, notes, debentures or other securities of any other Person made by such Person.

     "Investment Subsidiary" means a Wholly-Owned Subsidiary of the Borrower which is a special purpose entity engaged solely in the business of investing cash in Permitted Investments, and its successors.

     "Issuance Date" is defined in Section 3.4(a)(ii)(B).

     "Issuance Notice" is defined in Section 3.4(c).

     "Issuing Bank" means, with respect to each Facility Letter of Credit, First Chicago or such other Lender selected by the Borrower to issue such Facility Letter of Credit so long as such other Lender consents to act in such capacity.


     "LC Factor" is a fraction (i) the numerator of which is (y) for the initial payment of the Facility Letter of Credit Fee for any specific Facility Letter of Credit, the number of days subsequent to the Issuance Date of such Facility Letter of Credit to and including the first Payment Date and (z) for subsequent payments of the Facility Letter of Credit Fee for any specific Facility Letter of Credit, the number of days subsequent to the Payment Date on which the Facility Letter of Credit Fee was last paid for such Facility Letter of Credit to and including the next Payment Date, the Termination Date or the expiration date of such Facility Letter of Credit, as applicable, and (ii) the denominator of which is 360.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Cash Collateral Account" is defined in Section 8.1. Such account and the related cash collateralization shall be subject to documentation satisfactory to the Agent.

     "Letter of Credit Request" is defined in Section 3.4(a).

     "Level I Status" is defined in Section 2.7.

     "Level II Status" is defined in Section 2.7.

     "Level III Status" is defined in Section 2.7.

     "Level IV Status" is defined in Section 2.7.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loans" means, collectively, the Revolving Loans and the Swing Line Loans; and "Loan" means use of the Loans.

     "Loan Documents" means this Agreement, the Notes, the Borrower Security Documents, the Subsidiary Security Documents and the other documents and agreements contemplated hereby and executed by the Borrower or any Subsidiary in favor of the Agent or any Lender.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or
(c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the

Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period determined in conformity with Agreement Accounting Principles; provided, however, that to the extent reported as a separate item on the Borrower's financial statements delivered pursuant to Section 6.1, there shall be excluded (a) the income of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Affiliate or other Person during such period and (b) the income of any Person accrued prior to the date such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

     "Net Worth" means the aggregate amount of shareholders equity as determined from a consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

     "Non-Excluded Taxes" is defined in Section 2.19.

     "Notes" means, collectively, the Revolving Credit Notes and the Swing Line Note; and "Note" means any of the Notes.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or any Subsidiary to the Lenders or to any Lender, the Agent or any indemnified party hereunder or arising under the Loan Documents.

     "Operating Subsidiaries" means HomeClub, Inc. of Texas, a Delaware corporation, HomeClub, Inc., a Nevada corporation, and any other Wholly-Owned Subsidiary of the Borrower formed after the Effective Date for the purpose of operating retail stores in states in which the Borrower has determined that there are advantages to operating retail stores in such state through a Wholly-Owned Subsidiary.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Percentage" means, for each Lender, the percentage set forth opposite its name on Schedule "1" attached hereto, as such percentage (and such schedule) may be modified from time to time pursuant to the terms hereof, including but not
limited to the provisions of Section 12.3.2.   Ratable and ratably, as used
herein, shall have a correlative meaning.

     "Permitted Investments" means Investments in any of the following:

          (a) Short-term obligations of, or fully guaranteed by, the United States of America;

          (b) Commercial paper rated A-2 or better by Standard and Poor's Corporation or P-2 or better by Moody's Investors Service, Inc. and securities commonly known as "short-term bank notes" issued by any Lender denominated in United States dollars which at the time of purchase have been rated and the ratings for which are not less than P-2 if rated by Moody's Investors Services, Inc., and not less than A-2 if rated by Standard and Poor's Corporation;

          (c) Demand deposit accounts maintained in the ordinary course of business;

          (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

          (e) Tax-free government securities rated "A" or better as rated by Standard and Poor's Corporation or Moody's Investors Service, Inc. and government securities mutual funds which have a weighted average life of less than two (2) years;

          (f) Corporate debt securities rated "A" or better as rated by Standard and Poor's Corporation or Moody's Investors Service, Inc. that mature within two (2) years from the date the Investment is made by the Borrower or any of its Subsidiaries;

          (g) Collateralized mortgage obligations rated "A" or better as rated by Standard and Poor's Corporation or Moody's Investors Service, Inc. with an average life less than two (2) years; provided that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000;

          (h) Money market preferred stock investments rated "A" or better as rated by Standard and Poor's Corporation or Moody's Investors Service, Inc.; provided that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000;

          (i) Repurchase agreements relating to a security which is rated "A" or better as rated by Standard and Poor's Corporation or Moody's Investors Service, Inc. that mature within two (2) years from the date the Investment is made by the Borrower or any of its Subsidiaries; provided that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000; and

          (j) Tax free government securities rated "SP2" or better by Standard and Poor's Corporation or "MIG2" or better by Moody's Investors Service, Inc. with an average life of less than two (2) years; provided, that after giving effect to any such Investment, the aggregate cost of all such Investments does not exceed $25,000,000.

     "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pledge Agreement" means, collectively, the Borrower Pledge Agreement and Subsidiary Pledge Agreement, if any.

     "Prior Agreement" means the Credit Agreement dated as of April 4, 1995 among the Borrower, The First National Bank of Chicago, as agent, and the Lenders party thereto, as amended through the Effective Date.

     "Pro Forma" is defined in Section 5.4.

     "Pro Forma Accounting Principles" means Agreement Accounting Principles as modified as set forth in Schedule "6" hereto to reflect pro forma adjustments required due to the Transactions.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Agreements" of a Person means (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under Rate Hedging Agreements.

     "Real Estate Subsidiary" means any Wholly-Owned Subsidiary of the Borrower existing on the Effective Date or formed after the Effective Date for the purpose of purchasing, developing and/or carrying real estate or acting as a holding company for Subsidiaries which purchase, develop and/or carry real estate and which conducts no business other than that which is incidental to purchasing, developing and/or carrying real estate and owns no significant assets other than real estate or the stock of Subsidiaries which are Real Estate Subsidiaries.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Persons other than banks, brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Borrower to the Lenders, the Issuing Banks and the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Banks and the Agent under or in respect of the Facility Letters of Credit.

     "Rentals" means all rental expense of the Borrower and its Subsidiaries paid under operating leases.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders whose Commitments, in the aggregate, are equal to at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the sum of (a) the aggregate unpaid principal amount of the outstanding Advances plus (b) the Facility Letter of Credit Obligations.
         ----

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Advance" means an Advance comprised of Revolving Loans.

     "Revolving Credit Note" means a promissory note in substantially the form of Exhibit A-1 hereto, with appropriate insertions, duly executed and delivered
   -----------
to the Agent by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Revolving Loan" means, with respect to a Lender, such Lender's portion of an Advance made pursuant to its commitment set forth in Section 2.1(a) and "Revolving Loans" means, with respect to the Lenders, the aggregate of all such Loans.

     "Risk-Based Capital Guidelines" is defined in Section 2.20.2.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Security Documents" means the Borrower Security Documents and the Subsidiary Security Documents.

     "Senior Notes" means the certain $12,000,000 9.58% unsecured senior notes due May 31, 1998.

     "Senior Subordinated Debt" means that certain $100,000,000 of 11% Senior Subordinated Notes due May 15, 2004 issued pursuant to an Indenture, dated as of May 11, 1994, between the Borrower, as Issuer and The First National Bank of Boston, as Trustee.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

     "Standby Letter of Credit" means a Facility Letter of Credit which is not a Commercial Letter of Credit.

     "Status" means, at any date of determination thereof, whichever of Level I Status, Level II Status, Level III Status or Level IV status exists at such date.

     "Subordinated Indebtedness" means the Convertible Subordinated Debt and the Senior Subordinated Debt.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled or of which such Person, directly or indirectly, is the general partner. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Subsidiary Guaranty" means collectively, guaranty(ies) duly executed and delivered by the Subsidiaries in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Pledge Agreement" means, collectively, Pledge Agreement(s) substantially in the form of the Borrower Pledge Agreement executed and delivered by any Subsidiary which after the Effective Date owns the stock of any other Subsidiary in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Security Agreement" means collectively, the Subsidiary Security Agreement(s) executed and delivered by the Subsidiaries in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Security Documents" means the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, if any, and the Subsidiary Guaranty.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the quarter in which such determination is made.

     "Swing Line Bank" means First Chicago.

     "Swing Line Loan" means a Loan made by the Swing Line Bank pursuant to
Section 2.3.

     "Swing Line Note" means a promissory note substantially in the form of Exhibit A-2 hereto, with appropriate insertions, duly executed and delivered to
- -----------
the Agent by the Borrower and payable to the order of the Swing Line Bank in the amount of $10,000,000, including any amendment, modification, renewal or replacement of such promissory note.

     "Swing Line Option" means the ability of the Swing Line Bank to make Swing Line Loans hereunder, if it chooses to do so in its sole discretion, in an aggregate amount at any one time outstanding not to exceed $10,000,000, as the same may be terminated or permanently reduced from time to time hereunder. The Swing Line Option will automatically and permanently terminate on the Termination Date.

     "Tangible Net Worth" means Net Worth minus Intangible Assets. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining Net Worth) of (a) all write-ups (other than write-ups resulting from foreign currency translations or from increases in the value of Permitted Investments owned by the Borrower or the Investment Subsidiary) subsequent to January 25, 1997 in the book value of any asset owned by the Borrower or a consolidated Subsidiary, (b) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (c) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

     "Termination Date" means July 9, 2000, or such earlier date on which the Agreement is terminated by the parties hereto.

     "Trademark Subsidiaries" means Fullerton Corporation, a Delaware corporation, and any other Wholly-Owned Subsidiary of the Borrower formed after the Effective Date for the purpose of owning trademarks and/or other intellectual property and whose income is primarily derived from royalties received from the Borrower and its Subsidiaries for the use of such trademarks and/or other intellectual property.

     "Transactions" shall mean (i) the repayment of the Senior Notes, (ii) the retirement or defeasance of the Senior Subordinated Debt, (iii) the redemption or conversion of the Convertible Subordinated Debt into the Common Stock of Waban Inc. and (iv) the Distribution.

     "Transaction Documents" means the documents pursuant to which the Transactions occur and includes, without limitation, the Separation and Distribution Agreement between Waban Inc. and BJ's Wholesale Club, Inc., Services Agreement between Waban Inc. and BJ's Wholesale Club, Inc., Tax Sharing Agreement between Waban Inc. and BJ's Wholesale Club, Inc., Employee Benefit Agreement between Waban Inc. and BJ's Wholesale Club, Inc., and Proxy Statement/Prospectus of Waban Inc. dated June 6, 1997.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Swing Line Loan.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unfunded Swing Line Loans" is defined in Section 2.3(d).

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than director qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                  ARTICLE II

                                  THE CREDITS
                                  -----------

          2.1.      Revolving Advances.  (a) From and including the Effective
                    ------------------
Date to but excluding the Termination Date, each Lender severally (and not jointly) agrees, on the terms and subject to the conditions and relying upon the representations and warranties of the Borrower herein set forth, to make Revolving Loans to the Borrower from time to time in amounts not to exceed the amount of its pro-rata share of the Aggregate Available Commitment existing at such time (after giving effect to the use of the proceeds of any Revolving Advance to repay any Swing Line Loan or Facility Letter of Credit Obligations). Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Advances at any time prior to the Termination Date.

          (b) The Borrower hereby agrees that, if at any time as a result of reductions in the Aggregate Commitment pursuant to Section 2.5(b) or otherwise, the aggregate principal amount of the Loans plus the aggregate amount of the Facility Letter of Credit Obligations exceeds the lesser of either (i) the Borrowing Base, or (ii) the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess; provided, that if an excess remains after repayment of
                       --------
all outstanding Loans, then the Borrower shall cash collateralize the Facility Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account such amount as may be necessary to eliminate such excess.

          (c) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans shall be evidenced by the Revolving Credit Notes. Although the Revolving Credit Notes shall be dated the Execution Date, interest in respect thereof shall be payable only for the periods during which the Revolving Loans evidenced thereby are outstanding and, although the stated amount of each Revolving Credit Note shall be equal to the applicable Lender's Commitment, each Revolving Credit Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Loan at the time evidenced thereby.

          (d) All Revolving Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable, on the Termination Date.

      2.2.     Ratable Loans.  Each Revolving Advance hereunder shall consist of
               -------------
Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

      2.3.     Swing Line Loans.
               ----------------

          (a) On the terms and subject to the conditions and relying upon the representations and warranties of the Borrower herein set forth, the Swing Line Bank may, in its sole discretion at any time and from time to time from and including the Effective Date to but excluding the earlier of the Termination Date and the termination of the Commitments or the Swing Line Option, in accordance with the terms hereof, make Swing Line Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed the least of
(i) the amount of the Swing Line Option, (ii) an amount equal to the Aggregate Available Commitment at such time and (iii) an amount equal to Commitment of First Chicago as set forth on Schedule I less the sum of (a) the aggregate outstanding principal amount of Loans made by First Chicago plus, (b) its
                                                            ---------
Percentage interest in all Facility Letter of Credit Obligations ("Swing Line Availability"). All Swing Line Loans shall be in a minimum amount of $1,000,000 and in any integral multiple of $500,000 if in excess thereof and shall bear interest at the Floating Rate. In no event shall any Swing Line Loan be made hereunder if (i) the Agent or the Swing Line Bank shall have received notice from any Lender prior to any such Swing Line Loan that a condition specified in
Section 4.1 or 4.2 has not been satisfied and (ii) such condition shall not have been subsequently waived in compliance with Section 8.2.

          (b) The Borrower shall give the Swing Line Bank (with a copy to the Agent) telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 1:00 p.m., Chicago time, on a day of a proposed Swing Line Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested Borrowing Date (which shall be a Business Day) and amount of such Swing Line Loan. The Swing Line Bank may, in its sole discretion by 2:00 p.m., Chicago time, on the requested Borrowing Date, make the requested Swing Line Loan by crediting the principal amount thereof, in immediately available funds, to the account of the Borrower maintained with the Swing Line Bank, unless such Loan shall not occur on such date because any condition precedent herein specified shall not have been met or unless the Swing Line Bank elects in its sole discretion not to make such Swing Line Loan.

          (c) Notwithstanding the occurrence of any Default or noncompliance with the conditions precedent set forth in Article IV, if (i) any Swing Line Loans aggregating $2,000,000 or more shall remain outstanding at 10:00 a.m., Chicago time, on the fifth Business Day following the Borrowing Date thereof and if by such time on such fifth Business Day the Agent shall have received neither
(A) a Borrowing Notice delivered by the Borrower pursuant to Section 2.9 requesting that Revolving Loans be made pursuant to Section 2.2 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swing Line Loans nor (B) any other notice satisfactory to the Swing Line Bank indicating the Borrower's intent to repay all such Swing Line Loans on or before the immediately succeeding Business Day with funds obtained from other sources, or (ii) on any date the Swing Line Bank in its sole discretion shall so request with respect to the outstanding Swing Line Loans, the Agent shall be deemed to have received a Borrowing Notice from the Borrower pursuant to Section 2.9 requesting that a Revolving Advance of Floating Rate Loans be made pursuant to Section 2.1 on such immediately succeeding Business Day in an amount equal to the aggregate principal amount of and interest on such Swing Line Loans, and the procedures set forth in Section 2.9 shall be followed in making such Floating Rate Loans, provided that the proceeds of such Floating Rate Loans received by the Agent shall be immediately delivered to the Swing Line Bank and applied to the direct repayment of the Swing Line Loans.
Effective on the day such Revolving Loans are made, the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall be outstanding as Revolving Loans of the Lenders bearing interest at a rate determined by reference to the Floating Rate, in accordance with the provisions of this
Article II. The Borrower authorizes the Agent and the Swing Line Bank to charge the Borrower's account maintained with the Swing Line Bank (up to the amount available in such account) in order to immediately pay the amount of such Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Swing Line Loans and interest accrued thereon. If any portion of any such amount paid (or deemed paid) to the Swing Line Bank should be recovered by or on behalf of the Borrower from the Swing Line Bank in the event of the bankruptcy or reorganization of the Borrower or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 11.2.

          (d) If, for any reason (including, without limitation, the occurrence of a Default described in Section 7.6 or 7.7), Floating Rate Loans may not be, or are not, made pursuant to paragraph (c) of this Section 2.3 to repay Swing Line Loans as required by such paragraph, effective on the date such Floating Rate Loans would otherwise have been made, (i) each Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default, purchase a participating interest in such Swing Line Loans ("Unrefunded Swing Line Loans") in an amount equal to the amount of
        ---------------------------
Floating Rate Loans which would otherwise have been made by such Lender pursuant to paragraph (c) of this Section 2.3 and (ii) each Unrefunded Swing Line Loan shall commence accruing interest at the Floating Rate. Each Lender will immediately transfer to the Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Agent to the Swing Line Bank in such amount as will reduce the amount of the participating interest retained by the Swing Line Bank in the Swing Line Loans to the amount of the Floating Rate Loans which were to have been made by the Swing Line Bank pursuant to paragraph (c) of this Section 2.3. In the event a Lender fails to make available to the Swing Line Bank the amount of such Lender's participation as provided in this paragraph (d), the Swing Line Bank shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swing Line Bank for correction of errors among banks for three Business Days and thereafter at the Floating Rate then in effect. All payments in respect of Unrefunded Swing Line Loans and participations therein shall be made in accordance with Section 2.13.

          (e) Each Lender's obligation to make Revolving Loans pursuant to paragraph (c) of this Section 2.3 and to purchase participating interests pursuant to paragraph (d) of this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Bank, the Borrower or any other Person, as the case may be, for any reason whatsoever;
(ii) the occurrence or continuance of a Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries;
(iv) any breach of this Agreement by the Borrower, any of its Subsidiaries or any Lender other than a funding by the Swing Line Lender in breach of the last sentence of Section 2.3(a) or a funding by the Swing Line Lender in excess of the Swing Line Availability (but in such event only to the extent of such overfunding); or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.4.     Types of Advances.  The Revolving Advances may be Floating Rate
               -----------------
Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

      2.5.     Facility Fee; Reductions in Aggregate Commitment.    (a) The
               ------------------------------------------------
Borrower agrees to pay to the Agent for the period from the Execution Date to and including the

Termination Date for the account of each Lender a facility fee (the "Facility Fee") in an amount equal to the percentage indicated as the Applicable Margin for the Facility Fee times the daily average Commitment of such Lender (regardless of usage or availability) times (iii) a fraction (A) the numerator of which is (y) for the initial payment of the Facility Fee, the number of days subsequent to the Execution Date to and including the first Payment Date and (z) for all other payments of the Facility Fee, the number of days subsequent to the Payment Date on which the Facility Fee was last paid to and including the next Payment Date or Termination Date, as applicable, and (B) the denominator of which is 360, payable in arrears on each Payment Date hereafter and on the Termination Date. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $5,000,000 or any multiple of $5,000,000 in excess thereof, upon at least three
(3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the
                              --------  -------
Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Loans, plus (ii) the aggregate amount of the outstanding Facility Letter of Credit Obligations.

          (c) The Borrower shall repay the Advances in amounts equal to 50% of the net proceeds of any Indebtedness incurred pursuant to Section 6.11(g) or (l) hereof. The Borrower shall make permanent reductions in the Aggregate Commitment in amounts equal to 50% of the net proceeds of any Indebtedness incurred pursuant to Section 6.11(g) or (l) hereof; provided, however, in no event shall the total reduction in the Aggregate Commitment required pursuant to this
Section 2.5(c) exceed $25,000,000. Such reductions and repayment shall occur concurrently with the receipt of such net proceeds by the Borrower or any Subsidiary (or in the case of prepayment of Eurodollar Advances, on the last day of the current Interest Period for such Eurodollar Advances). Any reduction in the Aggregate Commitment pursuant to this Section shall ratably reduce the amounts outstanding under the Commitment of each Lender.

Proceeds required to be applied to the prepayment of Eurodollar Advances on a deferred basis as described above shall, concurrently with the receipt thereof and pending such prepayment, be deposited in a blocked account subject to the exclusive control of the Agent, and so long as no Default or Unmatured Default shall have occurred and be continuing, be invested at the direction of the Borrower in Permitted Investments; provided, that if a Default or an Unmatured
                                   --------
Default shall have occurred and be continuing, such proceeds shall be invested at the direction of the Agent. Any income from such investments shall, pending such prepayment, be held as additional security for the Obligations, and, upon such prepayment, if no Default or Unmatured Default shall have occurred and be continuing, the balance of such income (net of any amounts applied to the payment of accrued interest on the amount of such prepayment, or, with the consent of the Required Lenders after the occurrence of any Default or Unmatured Default, applied to the payment of the Obligations then due and payable in accordance with the terms hereof) shall be remitted to the Borrower.

      2.6.     Minimum Amount of Each Advance.  Each Advance shall be in the
               ------------------------------
minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that (a) any Swing Line Loan shall be in a minimum
          --------  -------
amount of $1,000,000 and in multiples of $500,000 if in excess thereof, (b) any Floating Rate Advance may be in the amount of the Aggregate Available Commitment and (c) in no event shall more than six (6) Eurodollar Advances be permitted to be outstanding at any time.

          2.7.      Applicable Margin.  The Applicable Margin set forth below
                    -----------------
with respect to each Floating Rate Advance, Eurodollar Advance and for Facility Fees and Facility Letter of Credit Fees payable hereunder, shall be subject to adjustment (upwards or downwards, as appropriate) based on the Borrower's Status as at the end of each fiscal quarter in accordance with the table set forth below. The Borrower's Status as at the last day of each fiscal quarter shall be determined from the then most recent annual or quarterly financial statements of the Borrower delivered with the compliance certificate required pursuant to
Section 6.1(c) (collectively, the "Financials"). The adjustment, if any, to the Applicable Margin shall take place on, and be effective from and after, the fifth Business Day following the date on which the Agent has received the Financials. In the event that the Borrower shall at any time fail to furnish to the Lenders the Financials within the time limitations specified by Section 6.1, then the Borrower's Status shall be Level IV Status from the date of such failure until five Business Days after such Financials are so delivered. Notwithstanding anything to the contrary contained herein, the Borrower's Status from the Execution Date until the delivery of the audited annual Financials required pursuant to Section 6.1(a) hereof, shall be Level III Status, unless the Borrower's Status becomes Level IV Status as determined from the quarterly Financials delivered pursuant to Section 6.1.


=======================================================================================
                                      APPLICABLE MARGIN FOR INDICATED STATUS
=======================================================================================
                             LEVEL I STATUS   LEVEL II STATUS   LEVEL III   LEVEL IV
                                                                 STATUS      STATUS
- ---------------------------------------------------------------------------------------
Eurodollar Rate                         .85%              .95%       1.20%      1.45%
- ---------------------------------------------------------------------------------------
Facility Letter of Credit               .85%              .95%       1.20%      1.45%
  Fee
- ---------------------------------------------------------------------------------------
Facility Fee                            .20%              .25%        .30%       .35%
- ---------------------------------------------------------------------------------------
Floating Rate                             0%                0%          0%       .20%
=======================================================================================

For purposes of this Agreement, the Borrower's Status will be determined based on the following definitions:

     "Level I Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Borrower the Fixed Charge Coverage Ratio is greater than or equal to 2.0 to 1.0.

     "Level II Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Borrower (a) the requirements necessary to achieve Level I Status shall not have been satisfied and (b) the Fixed Charge Coverage Ratio is greater than or equal to 1.75 to 1.0.

     "Level III Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Borrower (a) the requirements to achieve Level I Status or Level II Status shall not have been satisfied and (b) the Fixed Charge Coverage Ratio is greater than or equal to 1.40.

     "Level IV Status" exists at any date if the requirements necessary to achieve Level I Status, Level II Status or Level III Status shall not have been satisfied.

      2.8.     Principal Payments.  The Borrower may from time to time pay,
               ------------------
without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. Subject to Section 2.20.4 and upon like notice, a Eurodollar Advance may be paid prior to the last day of the applicable Interest Period in a minimum amount of $1,000,000 or an integral multiple thereof.

      2.9.     Method of Selecting Types and Interest Periods for New Revolving
               ----------------------------------------------------------------
Advances.  The Borrower shall select the Type of Revolving Advance and, in the
- --------
case of each Eurodollar Advance, the Interest Period applicable to each Revolving Advance from time to time; provided, however, that for a period of
                                     --------  -------
forty-five (45) days after the Effective Date (or for such shorter period as the Agent may agree), the Borrower will keep all of the Loans in a Eurodollar Advance with a one month Interest Period and with the same maturity date, or in a combination of Floating Rate Advances and one Eurodollar Advance meeting the qualifications set forth above. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the
           ----------------
Borrowing Date of each such Floating Rate Advance and at least three (3) Business Days before the Borrowing Date for each such Eurodollar Advance, specifying:

          (a) the Borrowing Date of such Advance, which shall be a Business Day;

          (b) the aggregate amount of such Advance (which shall not exceed the Aggregate Available Commitment);

          (c) the Type of Advance selected; and

          (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article
XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.10.    Conversion and Continuation of Outstanding Advances. Each
               ---------------------------------------------------
Floating Rate Advance shall continue as a Floating Rate Advance unless and until such Floating Rate Advance is converted into a Eurodollar Advance. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Revolving Advance of any Type into any other Type or Types of Revolving Advances; provided, however, that any conversion of any Eurodollar
                    --------  -------
Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a

"Conversion/Continuation Notice") of each conversion of a Floating Rate Advance
- -------------------------------
or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) on the date of any requested conversion into a Floating Rate Advance, or at least three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

          (a) the requested date of such conversion or continuation, which shall be a Business Day;

          (b) the aggregate amount of such Advance (which shall not exceed the Aggregate Available Commitment);

          (c) the Type of the Advance which is to be converted or continued; and

          (d) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Termination Date.

      2.11.    Changes in Interest Rate, etc.  Each Floating Rate Advance shall
               ------------------------------
bear interest at the Floating Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Termination Date.

      2.12.    Rates Applicable After Default.  Notwithstanding anything to the
               ------------------------------
contrary contained in Section 2.9 or 2.10, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Eurodollar Advance and Floating Rate Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the Floating Rate plus 2%;

provided, however, that such increased rate shall automatically and without
- --------  -------
action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in Section 7.6 or 7.7.

      2.13.    Method of Payment.  All payments of the Obligations hereunder
               -----------------
shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably (other than with respect to the Swing Lines) by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

      2.14.    Notes; Telephonic Notices.  Each Lender is hereby authorized to
               -------------------------
record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that neither the failure to so
                               --------  -------
record nor any error in such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.15.    Interest Payment Dates; Interest and Fee Basis.  Interest accrued
               ----------------------------------------------
on each Floating Rate Advance shall be payable on the last day of each month, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is repaid (including, with respect to the Swing Line Loans, pursuant to Section 2.3(c) hereof), whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.16.    Notification of Advances, Interest Rates, Prepayments, Commitment
               -----------------------------------------------------------------
Reductions and Issuance Requests.  Promptly after receipt thereof, the Agent
- --------------------------------
will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, Issuance Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.17.    Lending Installations.  Each Lender may book its Loans at any
               ---------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

      2.18.    Non-Receipt of Funds by the Agent.  Unless the Borrower or a
               ---------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or
(b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.19.    Taxes.  (a) Any payments made by the Borrower under this
               -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on the Agent or any Lender by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the
                                                    --------  -------
Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this
Section 2.19. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

          (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.20.     Change in Circumstances.
               -----------------------

          2.20.1.  Yield Protection.  If any law or any governmental or quasi-
                   ----------------
governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

     (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

     (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding, issuing, participating in or maintaining loans or letters of credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans or letters of credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, letters of credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its interest in the Facility Letters of Credit, and its Commitment; provided, however, that the Borrower shall not be liable for any such increased expense incurred or reduction in an amount received which the applicable Lender, knew or reasonably should have known, arose with respect to any period of time more than 120 days prior to the date that such Lender makes demand therefor.

          2.20.2.  Changes in Capital Adequacy Regulations.  If a Lender
                   ---------------------------------------
determines that the amount of capital required to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit, or its obligation to make Loans, participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the Execution Date in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Execution Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the Execution Date, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the Execution Date.

          2.20.3.  Availability of Types of Advances.  If any Lender determines
                   ---------------------------------
that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of Eurodollar Advances and require any Eurodollar Advances to be repaid; or if the Required Lenders determine that (a) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advances made after the date of any such determination, or (b) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a Eurodollar Advance of such Type, then, if for any reason whatsoever the provisions of Section 2.20.1 are inapplicable, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advances made after the date of any such determination.

          2.20.4.  Funding Indemnification.  If any payment of a Eurodollar
                   -----------------------
Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

          2.20.5.  Mitigation of Additional Costs; Replacement of Lenders.  If,
                   -------------------------------------------------------
in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

     (a)  an increase in the liability of the Borrower to such Lender under
          Section 2.20.1 or 2.20.2,

     (b)  the unavailability of Eurodollar Advances under Section 2.20.3, or

     (c) a Lender being incapable of receiving payments without deduction or withholding of United States federal income tax;

then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under any of the Sections referred to above in this
Section 2.20.5, such Lender shall promptly upon becoming aware of such circumstances notify the Agent thereof and such Lender shall, in consultation with the Agent and the Borrower and to the extent that it can do so without disadvantaging itself, take such reasonable steps as may be reasonably available to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate Lending Installation or the transfer of its Loans to another Lending Installation). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Borrower to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Borrower, to assign all its rights and obligations hereunder to another Person nominated by the Borrower with the approval of the Agent (which shall not be unreasonably withheld) and willing to participate in the facility in place of such Lender; provided that such Person satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 2.17 and
12.3.2 and except with the consent of the Selling Lender, such Person purchases such rights and obligations for an amount not less than the par value of the Obligations which are owed to such Lender. Notwithstanding any such assignment, the obligations of the Borrower under Sections 2.20.1, 2.20.2 and 9.7 shall survive any such assignment and be enforceable by such Lender.

          2.20.6.  Lender Statements; Survival of Indemnity.  Each Lender shall
                   ----------------------------------------
deliver a written statement of such Lender as to the amount due, if any, under Sections 2.20.1, 2.20.2 or 2.20.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement; provided, however, that no amount shall be payable by the
                   --------  -------
Borrower pursuant to Section 2.20.1, 2.20.2 or 2.20.4 with respect to any period
                     --------------------------------
commencing more than 120 days before the applicable Lender knew or reasonably should have known that amounts are owed to it pursuant to such Sections. The obligations of the Borrower under Sections 2.20.1, 2.20.2 and 2.20.4 shall survive payment of the Obligations and termination of this Agreement.

      2.21.    Agent's Fees.  The Borrower shall pay to the Agent and the
               ------------
Arranger those fees, in addition to the fees referenced in Section 2.5(a), in the amounts and at the times separately agreed to between the Agent, the Borrower and the Arranger.

                                  ARTICLE III

                       THE LETTER OF CREDIT SUBFACILITY
                       --------------------------------


      3.1.     Obligation to Issue.  On the terms and subject to the conditions
               -------------------
of this Agreement and relying upon the representations and warranties of the Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrower through such of the Issuing Bank's branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Article III, from time to time during the period, commencing on the Effective Date and ending on date five

Business Day prior to the Termination Date. Upon the occurrence of the Collateralization Date, a letter of credit issued by any Lender and outstanding under Section 6.14(b) or (c) shall become a Facility Letter of Credit provided that on the Collateralization Date, such letter of credit could otherwise be issued hereunder as a Facility Letter of Credit pursuant to Sections 3.2 and 3.3 hereof.

      3.2.     Types and Amounts.  The issuance of a Facility Letter of Credit
               -----------------
shall be subject to the following conditions:

          (a) the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon such Issuing Bank;

          (b) after giving effect thereto, the sum of (i) the aggregate unpaid principal balance of the Revolving Loans plus (ii) the aggregate unpaid balance
                                         ----
of the Swing Line Loans plus (iii) the Facility Letter of Credit Obligations
                        ----
does not exceed the Aggregate Available Commitment as then in effect;

          (c) it does not have an expiration date later than five Business Days prior to the Termination Date;

          (d) it does not have an expiration date more than twelve (12) months after the date of its issuance; provided, that it may provide for the renewal thereof for additional twelve (12) month periods so long as no renewal shall extend beyond the date provided in 3.2(c); or

          (e) the Facility Letter of Credit Obligations, after giving effect to any Facility Letter of Credit requested hereunder, do not exceed $40,000,000.

      3.3.     Conditions.  In addition to being subject to the satisfaction of
               ----------
the conditions contained in Section 4.2, the obligation of an Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

          (a) the Borrower shall have delivered to such Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

          (b) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such

Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to that Issuing Bank and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over that Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

          (c) the Issuing Bank and the Borrower having agreed on the fee referred to in Section 3.8(b).

      3.4.     Procedure for Issuance of Facility Letters of Credit.
               ----------------------------------------------------

          (a) The Borrower shall give the Issuing Bank and the Agent at least two (2) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request") (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an Authorized Officer); such notice shall be irrevocable and shall specify:

     (A) the stated amount of the Facility Letter of Credit requested;

     (B) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

     (C) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of five Business Days prior to the Termination Date and a date which is twelve (12) months after the Issuance Date);

     (D) the name of the Issuing Bank chosen by the Borrower as the issuer of the requested Facility Letter of Credit;

     (E) the purpose for which such Facility Letter of Credit is to be issued;
         and

     (F) the Person for whose benefit the requested Facility Letter of Credit is to be issued.

At the time such request is made, the Borrower shall also provide the Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by such Issuing Bank and the Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this Section 3.4(a).

          (b) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Section 4.2 hereof have been satisfied, such Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of Section 3.6(a) or
(iii) written or telephonic notice from the Agent stating that the issuance of such Facility Letter of Credit would violate Section 3.2.

          (c) Each Issuing Bank shall give the Agent and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice").

          (d) An Issuing Bank shall not extend or amend any Facility Letter of Credit or allow any Facility Letter of Credit to be automatically extended unless the requirements of this Agreement are met as though a new Facility Letter of Credit was being requested and issued.

      3.5.     Reimbursement Obligations; Duties of Issuing Banks.
               --------------------------------------------------

          (a) (i) Each Issuing Bank shall promptly notify the Borrower and the Agent of any draw under a Facility Letter of Credit and the Borrower shall reimburse such Issuing Bank in accordance with Section 3.7; and (ii) any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit until payment in full is received by the pertinent Issuing Bank at (A) the Floating Rate until the next succeeding Business Day and
(B) the Default interest rate for Floating Rate Advances calculated in accordance with Section 2.12 for each day thereafter.

          (b) Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put that Issuing Bank under any resulting liability to any Lender or, assuming that such Issuing Bank has complied with the procedures specified in Section 3.4, all conditions to the issuance of a Facility Letter of Credit have been satisfied and such Lender has not given a notice contemplated by Section 3.6(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to that Issuing Bank. In determining whether to pay under any Facility Letter of Credit, an Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Facility Letter of Credit.

      3.6.     Participation.
               -------------

          (a) Immediately upon (i) the Effective Date for those Facility Letters of Credit issued prior to such date and (ii) issuance by an Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to its Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by any Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this
Section 3.6 if (A) such Letter of Credit has an expiration date which is later than five Business Days prior to the Termination Date or (B) such Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions to the issuance of a Facility Letter of Credit is not then satisfied, and, in the event an Issuing Bank receives such a notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or it receives a notice from the Agent that such condition has been effectively waived in accordance with the provisions of this Agreement.

          (b) In the event that any Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuing Bank pursuant to Section 3.7 hereof, such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Agent shall promptly pay such amount to the Issuing Bank. The failure of any Lender to make available to the Agent for the account of any Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.

          (c) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to the Agent and the Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

          (d) Upon the request of the Agent or any Lender, an Issuing Bank shall furnish to such Agent or Lender copies of any Facility Letter of Credit to which that Issuing Bank is party and such other documentation as may reasonably be requested by the Agent or Lender.

          (e) The obligations of a Lender to make payments to the Agent for the account of each Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

      3.7.     Payment of Reimbursement Obligations.
               ------------------------------------

          (a) The Borrower agrees to pay to each Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with any Facility Letter of Credit immediately when due (and in any event shall reimburse an Issuing Bank for drawings under a Facility Letter of Credit issued by it no later than the next succeeding Business Day after the payment by that Issuing Bank), irrespective of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

     (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

   (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

     (v)  the occurrence of any Default or Unmatured Default.

          (b) In the event any payment by the Borrower or any Subsidiary received by an Issuing Bank with respect to a Facility Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from that Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by that Issuing Bank, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by that Issuing Bank upon the amount required to be repaid by it.

      3.8.     Compensation for Facility Letters of Credit.
               -------------------------------------------

          (a) The Borrower shall pay to the Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a fee (the "Facility Letter of Credit Fee") (i) with respect to each Standby Letter of Credit, in an amount equal to the product of the average daily undrawn amount of such Facility Letter of Credit times the percentage indicated as the Applicable Margin for the Facility Letter of Credit Fee times the LC Factor, for the period from the Issuance Date thereof to but including the final expiration date thereof and (ii) with respect to each Commercial Letter of Credit, 50% of an amount equal to the product of the average daily undrawn amount of such Facility Letter of Credit times the percentage indicated as the Applicable Margin for the Facility Letter of Credit Fee times the LC Factor, for the period from the Issuance Date thereof to but including the final expiration date thereof. The Facility Letter of Credit Fee shall be due and payable in arrears on each Payment Date and, to the extent any such fees are then due and unpaid, on the Termination Date. The Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.

          (b) Each Issuing Bank shall have the right to receive solely for its own account such amounts as it and the Borrower may agree, in writing, to pay to such Issuing Bank with respect to issuance fees for any Facility Letter of Credit. In addition, each Issuing Bank shall be entitled to receive its usual and customary costs and fees of issuing, fronting and servicing Facility Letters of Credit.


                                  ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

       4.1.    Initial Advance.  The Lenders shall not be required to make the
               ---------------
initial Advance and, if the initial Advance shall not have been made, an Issuing Bank shall not be obligated to issue any Facility Letter of Credit hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders the following items (and the date upon which all such items shall have been so furnished is referred to as the "Effective Date"):

  (a) Copies of the certificate of incorporation of the Borrower, together with all amendments, and certificates of good standing for the Borrower and each of its Operating Subsidiaries and Real Estate Subsidiaries, all certified by the appropriate governmental officer in its jurisdiction of incorporation.

  (b) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each of its Operating Subsidiaries and Real Estate Subsidiaries, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents and, with respect to the Operating Subsidiaries and Real Estate Subsidiaries, each of their certificates of incorporation.

  (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each of its Operating Subsidiaries and Real Estate Subsidiaries, which shall identify by name and title and bear the signature of the officers of the Borrower and each of its Operating Subsidiaries and Real Estate Subsidiaries authorized to sign the Loan Documents and, with respect to the Borrower, to make borrowings and request Facility Letters of Credit hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

  (d) A completed compliance certificate, in substantially the form of Exhibit "C" attached hereto, signed by the chief financial officer of the Borrower and dated as of the Effective Date.

  (e) A written opinion or opinions of the Borrower's counsel, addressed to the Lenders covering in substance those items contained in Exhibit "D" hereto.

  (f) Notes payable to the order of each of the Lenders.

  (g) Fully executed originals of this Agreement and each other Loan Document.

  (h) Written money transfer instructions, in substantially the form of Exhibit "E" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

  (i) Payment of all fees described in Section 2.20, which are required to be paid on or prior to the Effective Date.

  (j) Evidence that concurrently with initial Advance hereunder, the Prior Agreement is terminated and all amounts due and payable thereunder paid.

  (k) (A) Such duly completed and executed UCC-1 financing statements as the Agent shall have requested to perfect its security interest in the Collateral; and (B) copies of searches of financing statements filed under the Uniform Commercial Code, together with tax lien and judgment searches with respect to the Property of (i) the Borrower in the States of California and Massachusetts and (ii) each of the Operating Subsidiaries in the applicable state of operations and the State of Massachusetts.

  (l) A duly completed Borrowing Base Certificate.

  (m) Evidence satisfactory to the Agent that the Distribution and the other Transactions have occurred in accordance with Schedule 5 hereto.

  (n) A written solvency certificate from American Appraisal Associates, Inc. in form and content satisfactory to the Agent, dated July 10, 1997, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, the Borrower on a consolidated basis, after giving effect to the Distribution and the other Transactions.

  (o) The Agent and the Lenders shall have received (i) pro forma opening balance sheet dated as of July 26, 1997 giving effect to the Distribution and the other Transactions, which must not be materially less favorable, in the Agent's and Required Lenders' reasonable judgment, than the projections previously provided to them and which must demonstrate, in their reasonable judgment, together with all other information then available to the Agent and the Required Lenders, that the Borrower and its Subsidiaries can repay their debts and satisfy their respective other obligations as and when due, and can comply with the financial covenants set forth herein and (ii) such information as the Agent and the Required Lenders may reasonably request to confirm the tax, legal and business assumptions made in such pro forma financial statements.

  (p) A certificate, dated the Effective Date, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the consummation of the Transactions contemplated hereby and the making of the Loans hereunder) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans, or other litigation which could reasonably be expected to have a Material Adverse Effect, is pending or, to the best of such Person's knowledge, threatened; (iii) the Transaction Documents are in full force and effect and no material term or condition thereof has been amended, modified or waived after the execution thereof except with the written consent of the Agent; and (v) the Transactions have been consummated in accordance with the Transaction Documents and
      Schedule 5.

  (q) Such other documents as any Lender or its counsel may have reasonably requested.

       4.2.    Each Advance or Issuance of a Facility Letter of Credit.  The
               -------------------------------------------------------
Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) and an Issuing Bank shall not be obligated to issue any Facility Letter of Credit, unless on the applicable Borrowing Date or Issuance Date:

     (a) There exists no Default or Unmatured Default.

     (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date (other than the representation and warranty made under Section 5.4, which shall be deemed to refer to the most recent annual audited financial statements furnished to the Lenders pursuant to Section 6.1(a) hereof).

     (c) All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance and each Letter of Credit Request with respect to each Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Lender or Issuing Bank may require a duly completed compliance certificate in substantially the form of Exhibit "C" hereto as a condition to making an Advance or issuing a Facility Letter of Credit.

     This Agreement shall terminate on July 30, 1997 if the conditions set forth in Sections 4.1 and 4.2 are not met on or prior to such date.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Lenders that:

       5.1.    Corporate Existence and Standing.  The Borrower and each
               --------------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect.

       5.2.    Authorization and Validity.  The Borrower and each Operating
               --------------------------
Subsidiary and Real Estate Subsidiary has the corporate power and authority and legal right (a) to execute and deliver the Loan Documents and to perform its obligations thereunder and (b) to assign, pledge and grant a pledge of and security interest in the Collateral which it owns in the manner and for the purpose contemplated in any of the Loan Documents to which it is a party. The execution, delivery and performance by the Borrower and each Operating Subsidiary and Real Estate Subsidiary of the Loan Documents has been, and by the Borrower of the Transaction Documents will be, on the Effective Date, duly authorized by proper corporate proceedings, and the Loan Documents constitute, and Transaction Documents will, on the Effective Date, constitute, legal, valid and binding obligations of the Borrower and each Operating Subsidiary and Real Estate Subsidiary, as applicable, enforceable against the Borrower and each Operating Subsidiary and Real Estate Subsidiary, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       5.3.    No Conflict; Government Consent.  Neither the execution and
               -------------------------------
delivery by the Borrower and each Operating Subsidiary and Real Estate Subsidiary of the Loan Documents and the Transaction Documents, as applicable, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof violated or will violate any law, rule, regulation (including Regulations G,T,U and X), order, writ, judgment, injunction, decree or award binding on the Borrower or any of the Operating Subsidiaries or Real Estate Subsidiaries or the Borrower's or any Operating Subsidiary's or Real Estate Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Operating Subsidiaries or Real Estate Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or such Operating Subsidiary or Real Estate Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or Transaction Documents which have not previously obtained or obtained by the Effective Date.

       5.4.    Financial Statements.  The Borrower has heretofore furnished to
               --------------------
each of the Lenders (a) the January 25, 1997 audited consolidated financial statements of the Borrower and its Subsidiaries, (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through April 26, 1997, and (c) the pro forma consolidated financial statements of HomeBase Inc. and its Subsidiaries as of January 25, 1997 (collectively, the "Financial
                                                                ---------
Statements").  The Financial Statements were prepared in accordance with
- ----------
generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of Waban Inc. and its Subsidiaries or HomeBase Inc., and its Subsidiaries as applicable, at such date and the consolidated results of their operations for the period then ended. The estimated pro forma balance sheet of the Borrower and its Subsidiaries on a consolidated basis as of July 26, 1997 is attached hereto as Schedule 6. Schedule 6 will be updated by August 31, 1997 by the actual pro forma balance sheet (the "Pro Forma") of the Borrower and its Subsidiaries on a consolidated basis as of July 26, 1997. As of the Execution Date, the estimated pro forma is, and the Pro Forma upon delivery will be, complete and accurate and fairly represent the Borrower's and the Subsidiaries' assets, liabilities, financial condition and results of operations on a consolidated basis in accordance with Agreement Accounting Principles, consistently applied, and taking into account the Distribution and the other Transactions and actions contemplated by the Loan Documents and Transaction Documents. The Pro Forma will not differ from the estimated pro forma in such a manner as to constitute a Material Adverse Effect.

       5.5.    Material Adverse Change.  Other than the Distribution, since
               -----------------------
January 25, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. No Default or Unmatured Default exists.

       5.6.    Taxes.  The Borrower and its Subsidiaries have filed all United
               -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended January 1992, for which no tax liens have been filed and no claims are being asserted. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

       5.7.    Litigation and Contingent Obligations.  Except as disclosed to
               -------------------------------------
the Lenders in a letter dated Execution Date, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Borrower has no material contingent obligations not provided for or disclosed in the Financial Statements.

       5.8.    Subsidiaries.  As of the Effective Date, Schedule "2" hereto
               ------------
contains an accurate list of all of the Subsidiaries of the Borrower after giving effect to the Distribution, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

       5.9.    ERISA.  There are no Unfunded Liabilities for any Single Employer
               -----
Plans in excess of $250,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan for which the Borrower or other member of the Controlled Group has any Unfunded Liability.

      5.10.    Accuracy of Information.  No information, exhibit or report
               -----------------------
furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.11.    Federal Reserve Regulations.  Neither the Borrower nor any
               ---------------------------
Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X.
Neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, Regulation T, Regulation U or Regulation X. Margin Stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12.    Material Agreements.  Other than as contemplated in the
               -------------------
Transaction Documents, neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

      5.13.    Compliance With Laws.  The Borrower and its Subsidiaries have
               --------------------
complied in all material respects with all applicable material statutes, rules, regulations, orders and restrictions of any Governmental Authority, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.14.    Ownership of Properties.  On the Effective Date and thereafter,
               -----------------------
the Borrower and its Subsidiaries will have good title or a valid leasehold interest in, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the financial statements as owned by it.

      5.15.    Investment Company Act.  Neither the Borrower nor any Subsidiary
               ----------------------
thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.16.    Public Utility Holding Company Act.  Neither the Borrower nor any
               ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.17.     Security.  The provisions of the Security Documents upon the
               --------
Collateralization Date are effective to create and give the Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable Lien (which priority is subject only to prior Liens permitted by such agreements) as of the Collateralization Date upon all right, title and interest of the Borrower and its Subsidiaries in any and all of the Collateral described therein. The Pledge Agreement upon the Collateralization Date is effective to create and give the Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable first priority Lien as of the Collateralization Date upon and security interest in the capital stock pledged thereby.

     5.18.     Insurance.  The property and casualty insurance program carried
               ---------
by the Borrower is adequate for its business needs.

     5.19.     Solvency.  As of the Effective Date, after giving effect to the
               --------
consummation of the transactions contemplated by the Loan Documents and the Transaction Documents and the payment of all fees, costs and expenses payable by the Borrower with respect to the transactions contemplated by the Loan Documents and the Transaction Documents, each of the Borrower or its Subsidiaries and each Subsidiary is Solvent.

     5.20.     Transaction Documents.  The Borrower has delivered to each of the
               ---------------------
Lenders true, complete and correct copies of the Transaction Documents as in existence on the Execution Date (including all schedules, exhibits, annexes, amendments, supplements, modifications, and all other documents delivered pursuant thereto or in connection therewith). Such Transaction Documents shall not be amended, waived, supplemented or modified in a manner which would result in Material Adverse Effect. Neither the Borrower nor any other party thereto is in default in the performance of or compliance with any provisions thereof the result of which would have a Material Adverse Effect.


                                   ARTICLE VI

                                   COVENANTS
                                   ---------


     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

       6.1.    Financial Reporting.  The Borrower will maintain, for itself and
               -------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

     (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by Coopers & Lybrand, L.L.P. or such other independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

     (b) Within 50 days after the close of (i) the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer and (ii) the fourth fiscal quarter of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as of the close of each such period and consolidated profit and loss statement for such fiscal year, all certified by its chief financial officer.

     (c) Together with the financial statements required under each of clause
         (a) and (b) hereof, a compliance certificate in substantially the form of Exhibit "C" hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (d) Within 17 days after the end of each month, a fully completed Borrowing Base Certificate.

     (e) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

     (f) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (g) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in the case of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

     (h) As soon as possible and in any event within 10 days after the Borrower learns thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting the Company or any Subsidiary which may reasonably be expected to have a Material Adverse Effect.

     (i) As soon as available, but in any event on or before the last day of the first fiscal quarter of each fiscal year of the Borrower, a copy of the plan and forecast (including a one year projected consolidated balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for such fiscal year.

     (j) For any fiscal quarter during which the Borrower has created a new Subsidiary or terminated the existence of any existing Subsidiary as may be permitted hereunder, together with the financial statements required hereunder covering such period, a certificate signed by an Authorized Officer attaching a revised Schedule "2" which modifies the list of Subsidiaries contained therein to show any such additions and deletions (which revised Schedule shall replace the old Schedule and shall be deemed to have become part of the Agreement), the delivery of which shall be deemed to be a representation and warranty of the Borrower as to the accuracy of such revised Schedule.

     (k) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (l) Promptly upon the filing thereof, copies (excluding exhibits) of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (m) Together with each delivery of financial statements required by subsection 6.1(a) above, the Borrower shall deliver to the Lenders a certificate of the accountants who performed the audit in connection with such statements (i) stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Unmatured Default, or, if such accountants have obtained knowledge of a Default or Unmatured Default, specifying the nature and period of extension thereof, (ii) setting forth the calculation of the covenants set forth in Sections 6.20 and
          6.21 hereof and (iii) certifying whether the Collateralization Date has or has not occurred. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Unmatured Default which would not be disclosed in the ordinary course of an audit.

     (n) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

       6.2.    Use of Proceeds.  The Borrower will use the Facility Letters of
               ---------------
Credit and the proceeds of the Advances for working capital and general corporate purposes and to repay outstanding Advances and Reimbursement Obligations. The Borrower will not, nor will it permit any Subsidiary to, use any of the Facility Letters of Credit or the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

        6.3.   Notice of Default.  The Borrower will, and will cause each
               -----------------
Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

       6.4.    Conduct of Business.  The Borrower will, and will cause each
               -------------------
Active Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to conduct business, remain incorporated or have such requisite authority would not have a Material Adverse Effect.

       6.5.    Taxes.  The Borrower will, and will cause each Subsidiary to, pay
               -----
when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

       6.6.    Insurance.  The Borrower will, and will cause each Subsidiary to,
               ---------
maintain with financially sound and reputable insurance companies (and/or through a self insurance program) insurance on all their Property in such amounts (and/or with such reserves) and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

       6.7.    Compliance with Laws.  The Borrower will, and will cause each
               --------------------
Subsidiary to, comply in all material respects with all material laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

       6.8.    Maintenance of Properties.  The Borrower will, and will cause
               -------------------------
each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property which is used or useful in the business of the Borrower or any of its Subsidiaries in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

       6.9.    Inspection.  The Borrower will, and will cause each Subsidiary
               ----------
to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

      6.10.    Dividends.  The Borrower will not, nor will it permit any
               ---------
Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that
(a) any Subsidiary may declare and pay dividends to the Borrower or to a Wholly-Owned Subsidiary and (b) the Borrower may (i) purchase or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock, and (ii) repurchase for cash shares of common stock issued under the Borrower's 1989 Stock Incentive Plan, the 1995 Director Stock Option Plan or the 1997 Stock Incentive Plan, as from time to time in effect, provided that the aggregate amount of repurchases permitted by this clause shall not exceed $2,000,000 in the aggregate during the term of this Agreement.

      6.11.    Indebtedness.  The Borrower will not, nor will it permit any
               ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (a) The Loans and the Reimbursement Obligations.

     (b) Indebtedness existing on the Effective Date and described in Schedule "3" hereto.

     (c) Contingent Obligations (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) to purchase real property from another Person or guaranties incurred in the ordinary course of business in connection with the purchase or lease of stores or distribution centers, provided that (A) not less than eighty percent (80%) of the total square footage of each such store or distribution center so purchased or leased shall be utilized by the Borrower and its Subsidiaries and (B) the aggregate amount of such Contingent Obligations pursuant to this clause (ii) at any time outstanding shall not exceed $25,000,000 and (iii) consisting of guaranties incurred by the Borrower to support operating leases and/or Indebtedness incurred by any Subsidiary permitted by Section 6.11 (f) or (g).

     (d) Bankers' acceptances utilized in the ordinary course of business to purchase inventory.

     (e) Indebtedness of one or more special purpose Wholly-Owned Subsidiaries in connection with a transfer by the Borrower or a Wholly-Owned Subsidiary of interests in accounts or notes receivable on a limited recourse basis, provided that (i) such transfer qualifies as a sale under generally accepted accounting principles and (ii) any such Indebtedness, at any time outstanding, does not exceed $10,000,000 in the aggregate.

     (f) Capitalized Lease Obligations due from the Borrower or any Real Estate Subsidiary not to exceed, at any time outstanding, $30,000,000 in the aggregate.

     (g) Indebtedness, at any time outstanding, of the Borrower or any Real Estate Subsidiary incurred in the ordinary course of business in connection with the financing of real property not to exceed $50,000,000 in the aggregate; provided if any Indebtedness is incurred pursuant to this clause (g) then the Borrower shall, or shall cause such Real Estate Subsidiary to, use such proceeds as set forth in Sections 2.5 and 2.8 hereof.

     (h) Indebtedness of the Operating Subsidiaries to the Borrower in an aggregate amount not to exceed ten percent (10%) of the Borrower's consolidated assets.

     (i) So long as the aggregate unpaid principal balance of the Advances is less than $5,000,000, Indebtedness of the Investment Subsidiary owed to the Borrower.

     (j) Indebtedness of the Borrower owed to any Subsidiary (other than a Trademark Subsidiary).

     (k) Indebtedness owed to the Trademark Subsidiaries; provided, that the aggregate amount of such Indebtedness does not exceed the cumulative royalties earned by the Trademark Subsidiaries.

     (l) Additional Indebtedness, at any time outstanding, not to exceed $50,000,000 in the aggregate less the aggregate amount of Indebtedness
                                      ----
         outstanding pursuant to Section 6.11(g) hereof; provided that no more than $10,000,000 of such Indebtedness may be incurred by or exist at the Borrower's Subsidiaries; and provided further that if any Indebtedness is incurred pursuant to this clause (l), then the Borrower shall, or shall cause such Subsidiary to, use such proceeds as set forth in Sections 2.5 and 2.8.

      6.12.    Merger.  The Borrower will not, nor will it permit any Subsidiary
               ------
to, merge or consolidate with or into any other Person, except that:

     (a) a Subsidiary may merge with and into the Borrower or a Wholly-Owned Subsidiary;

     (b) the Borrower may merge or consolidate with any Person which is in a business related to the Borrower's business; and

     (c) any Subsidiary of the Borrower may merge or consolidate with or into another Person in a transaction constituting (i) a disposition of assets by the Borrower so long as such disposition is permitted by
         Section 6.13 hereof or (ii) an Acquisition so long as such Acquisition is permitted by Section 6.15,

provided that in each such case, (1) immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default or Unmatured Default and, (2) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

      6.13.    Sale of Assets.  The Borrower will not, nor will it permit any
               --------------
Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except:

     (a) for sales of Inventory in the ordinary course of business and obsolete, worn out or no longer useful equipment in the ordinary course of business;

     (b) that any Subsidiary may sell, lease or otherwise dispose of assets to any other Subsidiary or to the Borrower and the Borrower may transfer or sell operating assets to an Operating Subsidiary in the ordinary course of business consistent with past practices;

     (c) for any transfer of an interest in accounts or notes receivable on a limited recourse basis, provided that such transfer qualifies as a sale under generally accepted accounting principles and such transfer occurs prior to the Collateralization Date;

     (d) for leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions permitted under clauses (a), (b) and (c) above) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, (i) do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries and (ii) subsequent to the Collateralization Date, does not include Inventory having a book value in excess of $5,000,000 in the aggregate or any Accounts;

provided that in each such case, immediately after giving effect thereto, no event shall have occurred and be continuing that constitutes a Default or an Unmatured Default.

      6.14.    Letters of Credit.  The Borrower will not, nor will it permit any
               -----------------
Subsidiary to, apply for or become liable upon any Letter of Credit, except for:
(a) Facility Letters of Credit; (b) other standby Letters of Credit, provided that the aggregate amount of issued but undrawn standby Letters of Credit (which are not Facility Letters of Credit) and all unreimbursed drawings thereunder shall not at any time exceed $10,000,000; and (c) commercial Letters of Credit utilized in the ordinary course of business to purchase inventory, provided that the aggregate amount of issued but undrawn commercial Letters of Credit shall not at any time exceed ten percent (10%) of the value of the Borrower's consolidated merchandise inventory.

      6.15.    Investments and Acquisitions.  The Borrower will not, nor will it
               ----------------------------
permit any Subsidiary to,

     (a) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to become or remain a member of a limited liability company except:

     (i) Investments in Subsidiaries made prior to the Effective Date and described in Schedule "2" hereto;

     (ii) Permitted Investments;

     (iii) Investments consisting of stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or other claims due or owing to the Borrower or any Subsidiary or as security for any such Indebtedness or claim;

     (iv) Loans made by the Borrower in connection with the development of new retail establishments or distribution centers for the Borrower; provided that the aggregate outstanding amount of all such loans, as and when any such loan is made, shall not exceed five percent (5%) of the Borrower's consolidated assets as of the last day of the most recently ended fiscal quarter of the Borrower;

     (v) Investments made by the Borrower in the Operating Subsidiaries; provided that the aggregate amount of all such Investments, as and when any such Investment is made, shall not exceed ten percent (10%) of the Borrower's consolidated assets as of the last day of the most recently ended fiscal quarter of the Borrower;

     (vi) So long as the aggregate unpaid principal balance of the Advances is less than $5,000,000, Investments made by the Borrower in the Investment Subsidiary for the purpose of making Permitted Investments;

     (vii) Investments made by any Subsidiary (other than a Trademark Subsidiary) in the Borrower;

     (viii) Investments made by the Trademark Subsidiaries in the Borrower and/or its Subsidiaries; provided, that the aggregate amount of such loans does not exceed the cumulative royalties earned by the Trademark Subsidiaries;

     (ix) Investments made by the Borrower or any Trademark Subsidiary in any Real Estate Subsidiary, so long as, for any such Real Estate Subsidiary, the sum of such Investments plus any other Indebtedness of such Real Estate Subsidiary does not exceed 105% of the acquisition and development cost of the real estate owned by such Real Estate Subsidiary;

     (x) Investments made by means of a merger or consolidation permitted by
         Section 6.12 hereof;

     (xi) For the Borrower only: any Investment consisting of (A) the acquisition of stock or other equity interests which constitutes an Acquisition permitted pursuant to the terms of Section 6.15(b); (B) the creation of any new Subsidiary to act as the purchaser in an Acquisition permitted pursuant to the terms of Section 6.15(b); and
          (C) an Investment in a Subsidiary for the purpose of facilitating an Acquisition permitted pursuant to the terms of Section 6.15(b), provided, however, that the aggregate amount of such Investments made since the Effective Date is less than ten percent (10%) of Net Worth;

     (xii) The creation of any new Wholly-Owned Subsidiary;

     (xiii) Investments in one or more special purpose entities made in connection with a transfer by the Borrower or a Wholly-Owned Subsidiary of interests in accounts or notes receivable on a limited recourse basis, provided that (A) such transfer qualifies as a sale under generally accepted accounting principles and (B) any such Investments, at any time outstanding, do not exceed $10,000,000 in the aggregate; and

       (xiv) Additional Investments, at any time outstanding, not to exceed $5,000,000 in the aggregate.

     (b) make any Acquisition of any Person, except for an Acquisition: (i) for which the board of directors of the Person being acquired has approved the terms of the

Acquisition, (ii) the purchase price of which (including the aggregate amount of (i) assumed liabilities for borrowed money, (ii) deferred compensation and (iii) non-compete and earn-out payments), when added to the purchase price of all other Acquisitions made during the same fiscal year, is less than five percent (5%) of the Borrower's consolidated assets as of the beginning of such fiscal year, (iii) the giving effect to which will not cause a Default or an Unmatured Default and (iv) for which the Borrower has previously provided the Lenders with (A) financial information with respect to the entity to be acquired (including historical financial statements, pro-forma statements after giving effect to the Acquisition and projections) and (B) to the extent available, a detailed description of the entity to be acquired, its products, markets served and customer concentrations.

      6.16.    Liens.  The Borrower will not, nor will it permit any Subsidiary
               -----
to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

     (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business.

     (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

     (e) Liens existing on the Effective Date and described in Schedule "3" hereto and Liens in favor of the Agent for the benefit of the Lenders granted pursuant to any Security Documents.

     (f) Liens incurred in connection with purchase money financing of Property in the ordinary course of business, provided that such Liens shall attach solely to the Property acquired and any improvement thereon and shall not attach to any other Property.

     (g) Liens existing on Property acquired by the Borrower or any of its Subsidiaries at the time of its Acquisition, so long as such Lien was not created in contemplation of such Acquisition.

     (h) The following Liens arising in the course of merchandising operations:
         (i) trust receipt or floor plan or other title retention or security agreements or arrangements entered into in connection with the purchase of inventory, the aggregate principal amount of the Indebtedness secured by which does not exceed two percent (2%) of the value of the inventory of the Borrower and its Subsidiaries, (ii) sales on layaway plans whereby the customer acquires the merchandise only upon full payment therefor.

     (i) Liens resulting from commitments of the Borrower and its Subsidiaries under Capitalized Leases.

     (j) Liens incurred in connection with any transfer of an interest in accounts or notes receivable, that at the time of such transfer, qualified as a sale under generally accepted accounting principles.

     (k) Liens under leases of personalty or real estate to which the Borrower and any of its Subsidiaries is a party, provided that such Liens (i) do not attach to inventory held for sale in leased stores or warehouses except only after bankruptcy, insolvency or similar events to the extent of any landlord's lien, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit by the Borrower or any of its Subsidiaries, and (iii) do not in the aggregate materially detract from the value of the Property of the Borrower and its Subsidiaries or materially impair the use thereof in the operation of their respective businesses.

     (l) Liens incidental to the conduct of the business of the Borrower or any of its Subsidiaries which do not cover accounts receivable, cover only de minimis amounts of inventory sold to the Borrower and its
         -- -------
         Subsidiaries by certain suppliers to secure the amounts owing such suppliers for the same, are not incurred in connection with the borrowing of money or the obtaining of advances or credits or in connection with the acquisition of real property or machinery or equipment except incidental to the acquisition of business properties as a whole or as a going concern, and which do not in the aggregate materially detract from the value of the Property of the Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of their respective businesses.

     (m) Liens granted by any Subsidiary to the Borrower or a Wholly-Owned Subsidiary to secure loans from the Borrower or such Wholly-Owned Subsidiary, which loans were permitted by Section 6.15(a).

     (n) Liens on real property, which real property has a fair market value of $100,000,000 or less, which secure Indebtedness permitted by Section 6.11(g).

     (o) In addition to Liens otherwise permitted by this Section 6.16, Liens on assets of the Borrower and its Subsidiaries securing obligations not exceeding $5,000,000 in the aggregate at any time outstanding.

     The Borrower will not, and will not permit any Subsidiary to, enter into any agreement prohibiting or restricting the Borrower or any Subsidiary from granting a Lien on any of its Property to the Agent for the benefit of the Lenders.

     6.17.     Affiliates.  The Borrower will not, and will not permit any
               ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or a Wholly-Owned Subsidiary with respect to transactions other than the sale, transfer or other disposition of assets) or BJ's Wholesale Club, Inc. and/or its Affiliates except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction or (ii) as set forth in the Transaction Documents.

      6.18.    Amendments.  The Borrower will not, and will not permit any
               ----------
Subsidiary to, make any material amendment, waiver, termination or modification to any of the Transaction Documents.

      6.19.    Rate Hedging Obligations.  The Borrower will not, and will not
               ------------------------
permit any Subsidiary to, enter into or remain liable upon any Rate Hedging Obligations, except for Rate Hedging Obligations in a notional amount not to exceed $25,000,000.

     6.20.     Financial Covenants.  On and subsequent to the Effective Date,
               -------------------
the Borrower shall maintain, for itself and its Subsidiaries on a consolidated basis, each of the following financial covenants, each calculated in accordance with (i) Pro Forma Accounting Principles from the Effective Date until the end of the fiscal quarter ending April 25, 1998 and (ii) Agreement Accounting Principles thereafter.

          6.20.1.  Funded Debt to Capital Ratio.  The Borrower shall maintain,
                   ----------------------------
on a consolidated basis, as of the end of each fiscal quarter during the indicated fiscal year a ratio of Funded Debt to Capital not exceeding:


          Fiscal Year Ending        Ratio
          ------------------        -----
          01/31/1998                66%
          01/30/1999                65%
          01/29/2000                63%
          01/27/2001                62%

          6.20.2.  Fixed Charge Coverage Ratio.    The Borrower shall maintain,
                   ---------------------------
on a consolidated basis, as of the end of each fiscal quarter a Fixed Charge Coverage Ratio greater than 1.25 to 1.0.

          6.20.3.  Tangible Net Worth.  The Borrower shall maintain, on a
                   ------------------
consolidated basis, at all times a Tangible Net Worth that is greater than or equal to the sum of (a) $340,000,000 plus (b) 50% of the Borrower's quarterly
                                     ----
Net Income, if positive, for each fiscal quarter ending after the Effective Date plus (c) 50% of the aggregate net proceeds of any equity offering received by
- ----
the Borrower after the Effective Date.

     6.21.     Capital Expenditures.  The Borrower will not, nor will it permit
               --------------------
any Subsidiary to, expend, or be committed to expend for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) during any fiscal year of the Borrower on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries more than $45,000,000:

     6.22.     Subsidiary Guaranties; Security Documents.  The Borrower shall
               -----------------------------------------
cause each Real Estate Subsidiary and Operating Subsidiary to deliver to the Agent, on behalf of the Lenders, on the Effective Date for Subsidiaries existing on the Effective Date or within 30 days after the end of any such fiscal quarter for such Subsidiaries created after the Effective Date, (a) an executed guaranty in substantially the form attached hereto as Exhibit "F" or, subsequent to the initial execution of such a guaranty an executed joinder agreement in substantially the form attached to such guaranty, and (b) an opinion of counsel to such Subsidiary that such guaranty has been duly executed and delivered and is a legal, valid and binding obligation of such Subsidiary enforceable in accordance with its terms (subject to customary exceptions). Such Subsidiary Guaranty shall provide that any Real Estate Subsidiary incurring Indebtedness pursuant to Section 6.11(g) hereof shall be released, so long as the prepayment of Loans and reduction of Commitments set forth in Section 2.5 occurs simultaneously therewith and so long as the Indebtedness incurred is not less than 50% of the fair market value of the real estate owned by such Real Estate Subsidiary. The Borrower shall cause any (i) Subsidiary which after the Effective Date owns the stock of any other Subsidiary to execute a Subsidiary Pledge

Agreement and (ii) Operating Subsidiary formed after the Effective Date to execute a Subsidiary Security Agreement. The Borrower shall allow only Operating Subsidiaries to own Accounts or Inventory other than the ownership by Subsidiaries which are not Operating Subsidiaries of a de minimis amount of
                                                       -- -------
Accounts or Inventory incidental to their business. Upon the request of the Agent, the Borrower shall provide an opinion of counsel as to the legality, validity, effectiveness and/or perfection of the grant of the security interests provided in any of the Security Documents from counsel in California or in any other state in which Collateral with a book value in excess of 10% of the book value of all Collateral is located.

      6.23.    Intercompany Indebtedness.  After the occurrence and during the
               -------------------------
continuance of a Default or an Unmatured Default, the Borrower will not prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness owed to any Subsidiary.


                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date when made.

      7.2. Nonpayment of principal of any Note when due, nonpayment of any Reimbursement Obligation when due, or nonpayment of interest upon any Note or of any fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      7.3.     The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.20,
6.21 or 6.22.

      7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 20 days after written notice from the Agent or any Lender.

      7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness with a principal amount in excess of $5,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any material term, provision or condition contained in any agreement under which any Indebtedness with a principal amount in excess of $5,000,000 was created or is governed, or any other material event shall occur or material condition shall exist (and in each case shall be continuing), the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness with a principal amount in excess of $5,000,000 of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6. The Borrower or any of its Active Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors,
(c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any of its Property which constitutes a Substantial Portion, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7. Without the application, approval or consent of the Borrower or any of its Active Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Active Subsidiaries or any of its Property which constitutes a Substantial Portion, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Active Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

      7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money, which is not stayed on appeal or otherwise being appropriately contested in good faith and which, when added to all other similar judgments or orders for the payment of money, exceeds $10,000,000.

     7.10.     Any Change in Control shall occur.

     7.11 The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Subsidiary shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty or any Subsidiary denies that it has any further liability under the Subsidiary Guaranty or gives notice to such effect.

     7.12. At any time after the Collateralization Date, any Security Document shall for any reason fail to create a valid and perfected, first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Security Document, or any Security Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Document or a default shall have occurred thereunder after giving effect to any applicable grace periods.


                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------


       8.1.    Acceleration.   If any Default described in Section 7.6 or 7.7
               ------------
occurs with respect to the Borrower, the obligations of the Lenders to make Loans and of an Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and of an Issuing Bank to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default, so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Agent, the Borrower shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with First
              ----------------------------------------
Chicago in the name of the Agent, for the ratable benefit of the Lenders and the Agent, cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of an Issuing Bank to issue Facility Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

       8.2.    Amendments.  Subject to the provisions of this Article VIII, the
               ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly or indirectly affected thereby:

     (a) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (b) Reduce the percentage specified in the definition of Required Lenders.

     (c) Extend the Termination Date, or reduce the amount or extend the payment date for mandatory payments required under Section 2.5(c), increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (d) Amend (i) this Section 8.2 or (ii) Section 3.2, 3.4(b), 3.6(a), 7.6 7.7 or 10.13.

     (e) Increase the maximum drawable amount or extend the expiration date of any outstanding Facility Letter of Credit (other than in accordance with Article III) or reduce the principal amount of or extend the time of payment of any Reimbursement Obligation or fee associated with any Facility Letter of Credit.

     (f) Other than as permitted under the Loan Documents, release any guarantor of any Obligations release Collateral with a book value in excess of $5,000,000 in the aggregate during the term hereof or amend the definition of Collateralization Date.

     (g) Amend (i) the percentages in the definition of Advance Rate or (ii) the definitions of "Borrowing Base," "Accounts," "Inventory," "Eligible Inventory" and "Eligible Accounts."

     (h) Increase the amount of Swing Line Loan Option or extend the date in
         Section 2.3(c) on which the Agent shall be deemed to have received a Borrowing Notice to refund the Swing Line Loans.

No amendment of any provision of this Agreement relating to the Swing Line Loans shall be effective without the consent of the Swing Line Bank. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

       8.3.    Preservation of Rights.  No delay or omission of the Lenders or
               ----------------------
the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------


       9.1.    Survival of Representations.  All representations and warranties
               ---------------------------
of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance of the Facility Letters of Credit herein contemplated.

       9.2.    Governmental Regulation.  Anything contained in this Agreement to
               -----------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       9.3.    Taxes.  Any taxes (excluding federal income taxes or state income
               -----
taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

       9.4.    Headings.  Section headings in the Loan Documents are for
               --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       9.5.    Entire Agreement.  The Loan Documents embody the entire agreement
               ----------------
and understanding among the Borrower, the Subsidiaries, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Subsidiaries, the Agent and the Lenders relating to the subject matter thereof.

       9.6.    Several Obligations; Benefits of this Agreement.  The respective
               -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder, but no Lender shall be responsible for the failure of any other Lender to perform its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

       9.7.    Expenses; Indemnification.  The Borrower shall reimburse the
               -------------------------
Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent or the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, review, syndication amendment, modification, and administration of the Loan Documents and the monitoring of the Collateral. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent or the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees (each, an "indemnified party") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto, collectively, the "losses") which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Transaction Documents, the transactions contemplated hereby or thereby, the direct or indirect application or proposed application of the proceeds of any Loan or the use or intended use of any Facility Letter of Credit hereunder or the issuance or performance under or the participation in any Facility Letter of Credit, except that the Borrower shall not be liable for any portion of the losses resulting from the gross negligence or wilful misconduct of any indemnified party as determined in a final judgment by a court of competent jurisdiction. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

       9.8.    Numbers of Documents.  All statements, notices, closing
               --------------------
documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

       9.9.    Accounting.  Except as provided to the contrary herein, all
               ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

      9.10.    Severability of Provisions.  Any provision in any Loan Document
               --------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.11.    Nonliability of Lenders.  The relationship between the Borrower
               -----------------------
and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

      9.12.    CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
               -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      9.13.    CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS
               -----------------------
TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR

CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      9.14.    WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER
               --------------------
HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      9.15.    Confidentiality.  Each Lender agrees to hold any confidential
               ---------------
information which it may receive from the Borrower or any Subsidiary pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee,
(c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which that Lender is a party, and (f) permitted by
Section 12.4; provided that in connection with any disclosure pursuant to clauses (a), (b) or (f), such Lender shall instruct such Persons to treat the information in a confidential manner.


                                   ARTICLE X

                                   THE AGENT
                                   ---------


      10.1.    Appointment.  The First National Bank of Chicago is hereby
               -----------
appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this
Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

      10.2.    Powers.  The Agent shall have and may exercise such powers under
               ------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3.    General Immunity.  Neither the Agent nor any of its directors,
               ----------------
officers, agents or employees shall be liable to the Borrower, any Subsidiary, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

      10.4.    No Responsibility for Loans, Recitals, etc.  Neither the Agent
               -------------------------------------------
nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (e) the value, sufficiency, creation, perfection or priority of any interest in any collateral security.
The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5.    Action on Instructions of Lenders.  The Agent shall in all cases
               ---------------------------------
be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6.    Employment of Agents and Counsel.  The Agent may execute any of
               --------------------------------
its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

      10.7.    Reliance on Documents; Counsel.  The Agent shall be entitled to
               ------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8.    Agent's Reimbursement and Indemnification.  The Lenders agree to
               -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective

Commitments (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other reasonable expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9.    Rights as a Lender.  In the event the Agent is a Lender
               ------------------
(including its capacity as an Issuing Bank), the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender; provided that at any time that the Agent is not a Lender, the Agent agrees to resign in accordance with Section 10.11 upon the request of the Borrower or the Required Lenders.

      10.10.   Lender Credit Decision.  Each Lender acknowledges that it has,
               ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.11.   Successor Agent.  The Agent may resign at any time by giving
               ---------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.12     Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.13     Collateralization.  The Agent shall file the UCC financing
               -----------------
statements delivered to it hereunder promptly upon receipt of a Compliance Certificate certifying that the Collateralization Date has occurred or at such earlier time, as either (i) the Borrower and the Agent agree or (ii) the Borrower and the Required Lenders agree, that the Borrower does not have or will not be able to report a Fixed Charge Coverage Ratio greater than or equal to 1.4 to 1.0.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------


      11.1.    Setoff.  In addition to, and without limitation of, any rights of
               ------
the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the

Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2.    Ratable Payments.  If any Lender, whether by setoff or otherwise,
               ----------------
has payment made to it upon its share of any Advance or Reimbursement Obligation (other than payments received pursuant to Sections 2.20.1, 2.20.2 or 2.20.4) in a greater proportion than that received by any other Lender (other than with respect to Swing Line Loans), such Lender agrees, promptly upon demand, to purchase a portion of that Advance or Reimbursement Obligation held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of that Advance or Reimbursement Obligation. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their Commitments. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

      12.1.    Successors and Assigns.  The terms and provisions of the Loan
               ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower, the Subsidiaries and the Lenders and their respective successors and assigns, except that (a) neither Borrower nor any Subsidiary shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.     Participations.
               --------------

           12.2.1.  Permitted Participants; Effect.  Any Lender may, in the
                    ------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any interest in Facility Letters of Credit, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           12.2.2.  Voting Rights.  Each Lender shall retain the sole right to
                    -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Facility Letter of Credit or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Facility Letter of Credit or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan, Facility Letter of Credit or Commitment, releases any guarantor of any such Loan or Facility Letter of Credit or releases any substantial portion of Collateral, if any, securing any such Loan or Facility Letter of Credit.

           12.2.3.  Benefit of Setoff.  The Borrower agrees that each
                    -----------------
     Participant shall be deemed to have the right of setoff provided in Section
     11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
     Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.     Assignments.
               -----------

           12.3.1.  Permitted Assignments.  Any Lender may, in the ordinary
                    ---------------------
     course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (excluding entities registered under the Investment Company Act of 1940) with a net worth and/or capital and surplus of at least $500,000,000 ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that (a) any such assignment shall be in a minimum amount of at least $5,000,000 or, if less, the total amount of such Lender's Commitment hereunder and (b) if a Default has occurred and is continuing, the restriction against assignments to entities registered under the Investment Company Act of 1940 shall not apply. Such assignment shall be substantially in the form of Exhibit "G" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld.

           12.3.2.  Effect; Effective Date.  Upon (a) delivery to the Agent of a
                    ----------------------
     notice of assignment, substantially in the form attached as Annex "I" to Exhibit "G" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Facility Letters of Credit and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the Percentage of the Aggregate Commitment, Facility Letters of Credit and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment. In addition, within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise Schedule "1" reflecting the revised Percentages of each of the Lenders and shall distribute such revised Schedule "1" to each of the Lenders and the Borrower and such revised Schedule "1" shall replace the old Schedule "1" and become part of this Agreement.

      12.4.    Dissemination of Information.  The Borrower authorizes each
               ----------------------------
Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees in writing, prior to such disclosure, to be bound by Section 9.15 of this Agreement.

      12.5.    Tax Treatment.  If any interest in any Loan Document is
               -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19(b).


                                 ARTICLE XIII

                                    NOTICES
                                    -------


      13.1.    Giving Notice.  Except as otherwise permitted by Section 2.3(b)
               -------------
with respect to requests for Swing Line Loans, Section 2.14 with respect to Borrowing Notices and Section 3.4(a) with respect to a Letter of Credit Request, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

      13.2.    Change of Address.  The Borrower, the Agent and any Lender may
               -----------------
each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                     REST OF PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                              WABAN INC. (TO BE KNOWN ON THE EFFECTIVE
                              DATE AS HOMEBASE, INC.)

                              By: /s/ Edward J. Weisberger
                                  ------------------------

                              Print Name: Edward J. Weisberger
                                          --------------------

                              Title: Chief Financial Officer
                                     -----------------------
                                     One Mercer Road
                                     P.O. Box 9600
                                     Natick, MA  01760
                                     Phone: (508) 651-6500
                                     Fax:   (508) 651-6623

                              Attention: Edward J. Weisberger,
                                       Chief Financial
                                          Officer


                              THE FIRST NATIONAL BANK OF CHICAGO,
                               Individually and as Agent

                              By: /s/ John D. Runger
                                  --------------------------------

                              Print Name: John D. Runger
                                          ------------------------------

                              Title: Managing Director
                                     ----------------------
                                     One First National Plaza
                                     Chicago, Illinois  60670
                                     Phone:  (312) 732-7101
                                     Fax:      (312) 732-1117

                              Attention:  John D. Runger, Vice President

                              BANKBOSTON, N.A.,
                              Individually and as Syndication Agent

                              By: /s/ Linda Thomas
                                   ---------------------------

                              Print Name: Linda Thomas
                              Title: Director
                                     100 Federal Street
                                     Mail Stop 01-09-04
                                     Boston, Massachusetts 0210
                                     Phone: (617) 434-7000
                                     Fax:   (617) 434-7980


                              WELLS FARGO BANK, N.A.
                              Individually and as Documentation Agent

                              By:  /s/ Kathleen Barnes
                                 ------------------------------------

                              Print Name: Kathleen Barnes
                              Title: Vice President
                                     707 Wilshire Boulevard, 16th Floor
                                     MAC 2818-163
                                     Los Angeles, California 90017
                                     Phone: (213) 614-7782
                                     Fax: (213) 614-2569


                              FLEET NATIONAL BANK

                              By:  /s/ Gerry Sheehan
                                 ----------------------------------------

                              Print Name: Gerry Sheehan
                              Title: Assistant Vice President
                                     ------------------------
                                     One Federal Street
                                     Mail Code MAOF-0320
                                     Boston, Massachusetts 02211
                                     Phone: (617) 346-0609
                                     Fax: (617) 346-0580

                               SECURITY AGREEMENT
                               ------------------


     This Security Agreement (this "Security Agreement") is made as of July 9,
                                    ------------------
1997 by and between HOMEBASE, INC. (presently known as Waban Inc.), a Delaware corporation (the "Grantor"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent
                  -------
(as hereinafter defined) for the Lenders (as hereinafter defined), and is executed pursuant to the Credit Agreement.

                                R E C I T A L S:
                                ---------------

     A. Grantor, Agent and Lenders are parties to that certain Credit Agreement dated as of the date hereof (the same, as it may be amended, restated, supplement or otherwise modified and in effect from time to time, the "Credit
                                                                       ------
Agreement") providing for loans and extensions of credit to be made to the
- ---------
Grantor by the Lenders.

     B. As a condition to entering into and extending credit pursuant to the Credit Agreement, the Agent and the Lenders have required that the Grantor grant to the Agent, on behalf of the Agent and the Lenders, a security interest in the Collateral (as hereinafter defined) as described herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.   DEFINITIONS.
     -----------

     As used in this Security Agreement:

     "Accounts" means presently existing or hereafter acquired accounts or general intangibles representing the indebtedness of a Person to the Grantor or other right to receive payment by the Grantor arising from the sale of merchandise or services solely to the extent the foregoing are payable pursuant to a credit card processing agreement, merchant agreement or charge account agreement, including the right to payment of any interest or finance charges with respect thereto, together with all of the Grantor's rights as an unpaid vendor, all pledged assets and letters of credit, guaranty claims, liens and security interests held by or granted to the Grantor to secure payment of any Accounts and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

     "Agent" means The First National Bank of Chicago, a national banking association, as agent for the Lenders pursuant to Article X of the Credit Agreement, and the successors and assigns thereof as agent for the Lenders.

     "Collateral" means all Accounts and Inventory, wherever located, in which the Grantor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds, unearned insurance premiums and products thereof and documents of title evidencing or issued with respect thereto, including, without limitation, all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related to any of the foregoing.

     "Credit Agreement" means that certain Credit Agreement dated as of July 9, 1997, among the Grantor, the Agent and the Lenders, as heretofore or hereafter amended, renewed, modified or supplemented from time to time.

     "Default" means any one or more of the events described in Section 5.1
                                                                -----------
hereof.

     "Default Rate" means the rate of interest which may be due and owing from time to time on any Loan and payable by the Grantor under the Credit Agreement pursuant to Section 2.12 of such agreement.

     "Documents" means all documents of title and goods evidenced thereby, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Grantor" means HomeBase, Inc., a Delaware corporation, and its successors.

     "Indemnitee" means any Person entitled to be indemnified by the Grantor pursuant to Section 8 hereof.
            ---------

     "Instruments" means all negotiable instruments (as defined in (S)3-104 of the Uniform Commercial Code), certificated and uncertificated securities and any replacements therefor and other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stock, options and warrants in which the Grantor now has or hereafter acquires any rights.

     "Inventory" means all personal property of the Grantor now or hereafter held for sale to customers.

     "Lenders" means the financial institutions signatory to the Credit Agreement and their respective successors and permitted assigns.

     "Pledged Deposits" means, collectively, the following and all proceeds thereof: (a) the cash collateral accounts referred to herein, and (b) all time deposits of money, whether or not evidenced by certificates, which the Grantor may from time to time designate as pledged to the Agent, on behalf of the Lenders, as security for any Obligation, and all rights to receive interest on said deposits.

     "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

     "Security Agreement" means this Security Agreement, as it may be amended, modified or supplemented from time to time.

     "Uniform Commercial Code" means, unless a specific jurisdiction is referred to, the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.   GRANT OF SECURITY INTEREST.
     --------------------------

     To secure the payment, performance and observance of the Obligations, the Grantor hereby pledges, grants, assigns and transfers to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, a right of setoff against, and an assignment to the Agent of, the Collateral; provided, however, the pledge, grant, assignment and transfer of a continuing security interest in, right of set off against and assignment of the Collateral and all the rights and remedies appurtenant or relating thereto, shall not be effective until the Collateralization Date has occurred.

3.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     The Grantor represents and warrants, on the date hereof and on the Collateralization Date, to the Agent, on behalf of the Lenders, which representations and warranties shall survive the execution and delivery of this Security Agreement and any investigation by or on behalf of the Agent or any Lender, as follows:

     3.1  Corporate Existence, Standing, Authorization and Validity.  The
          ---------------------------------------------------------
Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect. The Grantor has the corporate power and authority and legal right to execute and deliver this Security Agreement and to perform its obligations hereunder. The execution and delivery by the Grantor of this Security Agreement and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Security Agreement constitutes the legal, valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms and, following the occurrence of the Collateralization Date, creates a first priority perfected security interest, except to the extent of liens permitted by the Credit Agreement, which will be enforceable against the Grantor in all now owned Collateral and in all hereafter acquired Collateral at the time the Grantor hereafter acquires such rights, in each such case except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     3.2  No Conflict; Government Consent.  Neither the execution and delivery
          -------------------------------
by the Grantor of this Security Agreement, the creation and perfection of a security interest in the Collateral as and when contemplated hereby, nor compliance with the provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Grantor or the Grantor's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Grantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (except to the extent created by this Security Agreement) in, of or on the property of the Grantor pursuant to the terms of any such indenture, instrument or agreement. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either for the execution and delivery by the Grantor of this Security Agreement or for the performance by the Grantor of its obligations under this Security Agreement except for filings expressly contemplated hereby.

     3.3  Principal Location.  On the date hereof, the Grantor's mailing
          ------------------
address, and the location of its chief executive office and the books and records relating to the Accounts is disclosed in Exhibit A hereto. The Grantor
                                                 ---------
has no other places of business and maintains no Collateral at any location except as separately set forth in Exhibit A hereto. None of said places of
                                  ---------
business are leased by the Grantor as lessee except those designated as such in

Exhibit A hereto.
- ---------

     3.4  No Other Names.  On the date hereof, except as set forth in Exhibit B
          --------------                                              ---------
hereto, the Grantor has not conducted business under any name except the name in which it has executed this Security Agreement.

     3.5  No Financing Statements.  No financing statement describing all or any
          -----------------------
portion of the Collateral which has not lapsed or been terminated naming the Grantor as Grantor has been filed in any jurisdiction except financing statements in respect of Liens permitted by Section 6.16 of the Credit Agreement.

     3.6  Necessary Filings.  All filings, registrations and recordings
          -----------------
necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Grantor to the Agent, on behalf of the Lenders, hereby in respect of the Collateral have been delivered to the Agent and the security interest granted to the Agent, on behalf of the Lenders, pursuant to this Security Agreement in and to the Collateral, effective upon the Collateralization Date and after the filing of the financing statements delivered to the Agent, will constitute a first priority perfected security interest, superior and prior to the rights of all other Persons therein and subject to no other Liens (except Liens permitted by Section 6.16 of the Credit Agreement) and will be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.

     3.7  Title to Collateral.  The Grantor has good title, free of all Liens
          -------------------
other than those permitted by Section 6.16 of the Credit Agreement, to all of the Collateral reflected in the balance sheet of the Grantor delivered pursuant to Section 5.4 of the Credit Agreement as being owned by it.

     3.8  Accounts.  Upon the occurrence of the Collateralization Date, the
          ---------
names of the obligors, amounts owing, due dates and other information with respect to the Accounts are and will be correctly stated in all material respects in all records of the Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by the Grantor from time to time.


4.   COVENANTS.
     ---------

     From the occurrence of the Collateralization Date, and thereafter until this Security Agreement is terminated pursuant to Section 9.13 hereof:
                                                  ------------

     4.1  Inspection.  Upon reasonable notice, the Grantor will permit the Agent
          ----------
and the Lenders, by their representatives and agents, to inspect the Collateral, to examine and make copies of the records of the Grantor relating thereto, and to discuss the Collateral and the records of the Grantor with respect thereto with, and to be advised as to the same by, the Grantor's officers and employees, all upon reasonable prior notice from the Agent and at such reasonable times and intervals as the Agent may determine, all at the Grantor's expense with the same rights to expense reimbursement as provided in accordance with Section 9.7 of the Credit Agreement.

     4.2  Taxes.  The Grantor will pay when due all taxes, assessments and
          -----
governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves under Agreement Accounting Principles have been established.

     4.3  Records and Reports.  The Grantor will maintain satisfactory and
          -------------------
appropriate books and records with respect to the Collateral and furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time reasonably request.

     4.4  Financing Statements and Other Actions.  The Grantor will promptly
          --------------------------------------
execute and deliver to the Agent all financing statements and other documents from time to time requested by the Agent or any Lender in order to perfect a security interest or to maintain a perfected security interest in the Collateral.

     4.5  Disposition of Collateral.  The Grantor will not sell, lease or
          -------------------------
otherwise dispose of the Collateral except as permitted by the Credit Agreement. If any Account becomes evidenced by an instrument, upon the occurrence of unmatured Default, the Grantor will promptly deliver such instrument to the Agent appropriately endorsed to the Agent as further security herewith.

     4.6  Liens.  The Grantor will not create, incur, or suffer to exist any
          -----
Lien upon the Collateral except the security interests created by this Security Agreement and Liens permitted pursuant to Section 6.16 of the Credit Agreement.

     4.7  Change in Location or Name.  On the Collateralization Date, the
          --------------------------
Grantor will update the information provided on Exhibit A and Exhibit B so that
                                                ---------     ---------
the representations set forth in Section 3.3 and Section 3.4 are correct on the Collateralization Date. The Grantor will not (a) maintain a place of business, hold Collateral or maintain records with respect to any Account at a location other than a location specified on Exhibit A hereto, (b) change its name, or (c)
                                   ---------
change its mailing address, unless the Grantor shall have given the Agent not less than thirty (30) days' prior written notice thereof, and the Agent shall have determined that after giving effect to any such change of name, address or location, and the making of any additional filings, registrations or recordings as the Agent shall determine necessary, the Agent, for the benefit of the Lenders, shall have a valid and continuing, first perfected security interest in the Collateral.

     4.8  Other Financing Statements.  The Grantor will not sign or authorize
          --------------------------
the signing on its behalf of any financing statement naming it as Grantor covering all or any portion of the Collateral, except financing statements naming the Agent, on behalf of the Lenders, as secured party and those financing statements evidencing Liens permitted pursuant to Section 6.16 of the Credit Agreement and covering only Property expressly permitted to be pledged in such transactions.

     4.9  Protection of the Lenders' Security.  The Grantor will do nothing to
          -----------------------------------
impair the rights of the Agent or the Lenders in the Collateral. The Grantor will at all times keep the Collateral insured in favor of the Agent and the Lenders in compliance with the requirements of Section 6.6 of the Credit Agreement. The Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of the Grantor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged or for any reason whatsoever unavailable to the Grantor.

     4.1  Federal Claims.  The Grantor will notify the Agent of any Collateral
          --------------
which, to its knowledge, constitutes a claim against the United States government or any instrumentality or agency thereof (except for claims against any state government, unless requested by the Agent), the assignment of which claim is restricted by federal law. Promptly upon the request of the Agent, the Grantor will take such steps as may be necessary to comply with any applicable federal assignment of claims laws.

     4.1  Maintenance of Records.  The Grantor will keep and maintain at its own
          ----------------------
cost and expense satisfactory and appropriate records of each Account for at least one (1) years from the date on which such Account comes into existence, including, without limitation, records of all payments received, all credits granted thereon and all other documentation relating thereto, and the Grantor will make the same available to the Agent for inspection, at the Grantor's own cost and expense, at any and all reasonable times. Upon the occurrence and during the continuance of a Default, the Grantor shall, at its own cost and expense, upon request of the Agent deliver all evidence of its Accounts (including, without limitation, all documents evidencing the Accounts) and such books and records to the Agent or to its representatives (copies of which evidence, books and records may be retained by the Agent) at any time upon its demand. At the request of the Agent, the Grantor shall legend, in form and manner reasonably satisfactory to the Agent, the Accounts and other books, records and documents of the Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been pledged to the Agent for the benefit of the Lenders and that the Agent has a security interest therein. The Grantor expressly agrees that, upon the occurrence and during the continuance of a Default, the Agent may transfer a full and complete copy of the Grantor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Agent's security interest therein without the consent of the Grantor.

     4.1  Certain Agreements on Accounts.  The Grantor will not make or agree to
          ------------------------------
make any discount, credit, rebate or other reduction in the original amount owing on a Account or accept in satisfaction of a Account less than the original amount thereof other than, prior to the occurrence of a Default, in the ordinary course of business including, without limitation, in payment of processing fees or discounts from the principal amount of such Accounts to compensate credit card companies for processing such Accounts, and in amounts which are not material to the Grantor.

     4.1  Collection of Accounts.  Except as otherwise provided in this Security
          ----------------------
Agreement, the Grantor will collect and enforce, at the Grantor's sole expense, all amounts due or hereafter due to the Grantor under the Accounts.

     4.1  Further Actions.  The Grantor will, at its own expense, make, execute,
          ---------------
endorse, acknowledge, file and/or deliver to the Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Accounts and other property or rights covered by the security interest hereby granted, as the Agent may reasonably require.

     4.1  Maintenance of Goods.  The Grantor will do all things necessary to
          --------------------
maintain, preserve, protect and keep the Inventory in saleable condition as shall be consistent with past practice.

     4.1  Insurance.  The Grantor will (a) maintain insurance on the Inventory
          ---------
as required by Section 6.6 of the Credit Agreement, (b) maintain such other insurance on the Inventory for the benefit of the Agent and the Lenders as the Agent shall from time to time request, and (c) furnish to the Agent, upon the request of the Agent, from time to time duplicates of all policies of insurance on the Inventory and certificates with respect to such insurance.


5.   DEFAULT.
     -------

     5.1 The occurrence of any one or more of the following events shall constitute a Default:

          5.1.1 Any representation or warranty made by or on behalf of the Grantor to the Agent or the Lenders in or pursuant to this Security Agreement shall be false in any material respect as of the date on which made.

          5.1.2  The breach by the Grantor of any of the terms or provisions of

Sections 4.5, 4.6, 4.7, 4.8, 4.9, 7 or 8.1 hereof.
- -------- ---  ---  ---  ---  ---  -    ---

          5.1.3 The breach by the Grantor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2 hereof) of any of the terms or provisions
                -------------    -----
of this Security Agreement which is not remedied within ten (10) days after the giving of written notice by the Agent.

          5.1.4 Any Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.5 or 9.7 hereof or shall be lost, stolen, damaged or destroyed.

          5.1.5 The occurrence of any "Default" under, and as defined in, the Credit Agreement.

     5.2  Acceleration and Remedies.  If any Default described in Sections 7.6
          -------------------------                               ------------
or 7.7 of the Credit Agreement occurs, the Obligations shall immediately become
   ---
due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Obligations may be declared to be due and payable in accordance with the Credit Agreement, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Grantor hereby expressly waives.

     5.3  Remedies; Obtaining the Collateral Upon Default.  The Grantor agrees
          -----------------------------------------------
that, if any Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Agent may:

          (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Grantor or any other Person who then has possession of any part thereof with or without notice or process of law (unless the same shall be required by applicable law), and for that purpose may enter in an orderly and lawful manner upon the Grantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Grantor;

          (b) instruct the obligor or obligors on any Account constituting the Collateral to make any payment required by the terms of such Account directly to the Agent, on behalf of the Lenders;

          (c) sell or otherwise liquidate, or direct the Grantor to sell or otherwise liquidate, any or all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

          (d) with respect to Obligations which are contingent and cannot be accelerated by their nature, require the Grantor to deposit cash or other acceptable collateral in an amount sufficient to cover principal, interest and fees which will have accrued by the maturity date on said Obligations to be held as security for said Obligations in the special collateral account referred to in Section 7.2 hereof; and

          (e) take possession of the Collateral or any part thereof, by directing the Grantor in writing to deliver the same to the Agent, on behalf of the Lenders, at any reasonable place or places designated by the Agent, in which event the Grantor shall at its own expense:

               (i) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent, on behalf of the Lenders;

               (ii) store and keep any Collateral so delivered to the Agent, on behalf of the Lenders, at such place or places pending further action by the Agent; and

               (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

     it being understood that the Grantor's obligation so to deliver the Collateral is of the essence of this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent, on behalf of the Lenders, shall be entitled to a decree requiring specific performance by the Grantor of said obligation.

     5.4  Disposition of the Collateral.
          -----------------------------

          (a) Any Collateral repossessed by the Agent, on behalf of the Lenders, under or pursuant to Section 5.3 hereof and any other Collateral whether or
                          -----------
     not so repossessed by the Agent, on behalf of the Lenders, upon the occurrence of a Default may be sold, leased or otherwise disposed of under one or more contracts or as an entirety and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms and for such prices as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Upon the occurrence and during the continuance of any Default, the Agent, on behalf of the Lenders, shall have the power to foreclose the Grantor's right of redemption in the Collateral by sale, lease or other disposition of the Collateral in accordance with the Uniform Commercial Code as enacted in each state where the Collateral is located. Any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Agent, on behalf of the Lenders. Any such disposition which shall be a private sale or other private proceeding permitted by the requirements of applicable law shall be made after written notice to the Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale permitted by such requirements of applicable law shall be made after written notice to the Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction. To the extent permitted by any such requirement of law, the Agent, on behalf of the Lenders, may itself bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 5.4 without accountability to the Grantor. In
                          -----------
     the payment of the purchase price of the Collateral the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any of the Obligations held by such purchaser and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such Obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment. If, under mandatory requirements of applicable law, the Agent, on behalf of the Lenders, shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Grantor as hereinabove specified, the Agent need give the Grantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

          (b) No notification need be given to the Grantor if it has signed, after an Unmatured Default or Default, a statement renouncing or modifying any right to notification of sale or other intended disposition (other than as may be set forth in any such modification). In addition to the rights and remedies granted to it in this Security Agreement and in the Credit Agreement, the Agent, on behalf of the Lenders, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the Collateral is located.

6.   WAIVERS, AMENDMENTS AND REMEDIES.
     --------------------------------

     No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent and the Required Lenders (if so required by the Credit Agreement), and then only to the extent specifically set forth in such writing; provided, however, that any amendment purporting to
                       --------  -------
release all or substantially all of the Collateral shall be valid only if consented to by each of the Lenders. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

7.   PROCEEDS; COLLECTION OF ACCOUNTS.
     --------------------------------

     7.1  Collection of Accounts.  The Agent may at any time when a Default has
          ----------------------
occurred and is continuing in its sole discretion by giving the Grantor written notice, elect to require that the Accounts be paid directly to the Agent, on behalf of the Lenders. In such event, the Grantor shall, and shall permit the Agent to, promptly notify the account Grantors or obligors under the Accounts and the Lenders' interest therein and direct such account Grantors or obligors to make payment of all amounts then or thereafter due under the Accounts. Upon receipt of any such notice from the Agent, the Grantor shall thereafter hold in trust for the Agent and the Lenders all amounts and proceeds received by it with respect to the Accounts and other Collateral and immediately and at all times thereafter deliver to the Agent, on behalf of the Lenders, all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 hereof.
                                              ------------

     7.2  Special Collateral Account.  The Agent may require all cash proceeds
          --------------------------
of the Collateral received by the Agent, on behalf of the Lenders, to be deposited in a special interest bearing cash collateral account with the Agent and held there as security for the Obligations. The Agent shall from time to time, in its sole discretion, either deposit the collected balances in said cash collateral account into the Grantor's general operating account with the Agent or apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due.

     7.3  Application of Proceeds.  The proceeds of the Collateral shall be
          -----------------------
applied by the Agent to payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

          (a) FIRST, to payment of all reasonable costs and expenses of the Agent incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to the Agent pursuant to this Security Agreement, including all costs and expenses of any sale pursuant to Sections 5.3 and 5.4 hereof, and of any judicial or private
                 ------------     ---
     proceedings in which such sale may be made, and of all other expenses, liabilities and advances made or incurred by the Agent and its attorneys, together with interest at the Default Rate on such costs, expenses and liabilities and on all Advances made by the Agent or any Lender from the date any such cost, expense or liability is due, owing or unpaid or any such advance is made, in each case until paid in full;

          (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees, pro rata amongst the Agent and the Lenders in accordance with the proportion which the accrued interest and fees constituting Obligations owing to the Agent and the Lenders bears to the aggregate amount of accrued interest and fees constituting Obligations owing to all of the Lenders and the Agent;

          (c) THIRD, to payment of the outstanding principal amount of the Obligations owing to the Lenders or any Lender pro rata amongst the Lenders in accordance with the proportion which the outstanding principal amount of Obligations owing to each such Lender bears to the aggregate principal amount of Obligations owing to all of the Lenders;

          (d) FOURTH, to payment of any other Obligations due, owing or unpaid until paid in full including, without limitation, any Obligations incurred pursuant to Section 9.3 hereof; and
                 -----------

          (e) FIFTH, the balance, if any, after all of the Obligations have been satisfied, shall be remitted as required by law.

     7.4  Grant of License to Use Intellectual Property.  Effective upon the
          ---------------------------------------------
Collateralization Date, for the purpose of enabling the Agent to exercise rights and remedies under this Article at such time as the Agent shall be lawfully entitled to exercise such rights and remedies after the occurrence and during the continuance of a Default, the Borrower hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, license or sub-license any intellectual property now owned or hereafter acquired by the Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Agent shall be exercised, at the option of the Agent, upon the occurrence and during the continuation of a Default; provided that any license, sub-license or other transaction entered into by the Agent in accordance herewith shall be binding upon the Borrower notwithstanding any subsequent cure of a Default (except as any such license, sub-license or transaction may thereafter be terminated by the parties thereto).

     7.5  Remedies Cumulative.  Each and every right, power and remedy hereby
          -------------------
specifically given to the Agent, for the benefit of the Lenders, shall be in addition to every other right, power and remedy specifically given under this Security Agreement, the Credit Agreement or any other Loan Document or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any of the others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or an acquiescence therein. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including attorneys' fees, which attorneys may be employees of the Agent, and the amounts thereof shall be included in such judgment.

     7.6  Discontinuance of Proceedings.  In case the Agent shall have
          -----------------------------
instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case the Grantor and the Agent or such Lender shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent or such Lender shall continue as if no such proceeding had been instituted.

8.   INDEMNITY.
     ---------

     8.1  Indemnity.  (a) The Grantor agrees to indemnify the Agent, the Lenders
          ---------
and their respective successors, assigns, employees, agents and servants (each an "Indemnitee") as provided by Section 9.7 of the Credit Agreement as if such
Section 9.7 were fully set forth herein.

          (b) Without limiting the application of Section 9.7 of the Credit Agreement, the Grantor agrees to pay, or reimburse the Agent for any and all reasonable fees (including, without limitation, reasonable attorneys' fees, which attorneys may be employees of the Agent), costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Agent's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes (excluding income, franchise taxes or other taxes levied on gross earnings, profits or the like) or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral (except to the extent that the Grantor has already paid any such premiums in compliance with the Credit Agreement) and all other reasonable fees, costs and expenses in connection with preparing, executing, delivering or administering this Security Agreement and in connection with protecting, maintaining or preserving the Collateral and the Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) Without limiting the application of Section 8.1(a) or (b) hereof, the Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any losses, costs, damages and expenses which such Indemnitee may suffer, expend or incur as a consequence or growing out of any misrepresentation by the Grantor in this Security Agreement or the Credit Agreement or in any statement or writing contemplated by, made or delivered pursuant to or in connection with this Security Agreement or the Credit Agreement, except to the extent that any such loss arises out of the gross negligence or willful misconduct of such Indemnitee.

          (d) If and to the extent that the Obligations of the Grantor under this Section are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law.

     The Grantor shall reimburse the Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the enforcement of this Security Agreement. The Obligations of the Grantor contained in this Section 8.1 shall survive the termination of this
                              -----------
Security Agreement and the discharge of the Grantor's other Obligations hereunder.

     8.2  Indemnity Obligation Secured by Collateral; Survival.  Any amounts
          ----------------------------------------------------
paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Grantor contained in this Security Agreement shall continue in full force and effect notwithstanding the full payment of all amounts owing under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof and the termination of this Security Agreement.

9.   GENERAL PROVISIONS.
     ------------------

     9.1  Notice of Disposition of Collateral.  The Grantor hereby agrees that
          -----------------------------------
any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral shall be deemed reasonable if sent to the Grantor, addressed to the mailing address set forth in Exhibit A attached hereto in the form set forth in Section 10 hereof,
         ---------                                          ----------
at least ten (10) days prior to any such public sale or the time after which any such private sale or other disposition may be made.

     9.2  Compromises and Collection of Collateral.  The Grantor and the Agent
          ----------------------------------------
recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Accounts, that certain of the Accounts may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Account may exceed the amount that reasonably may be expected to be recovered with respect to a Account. In view of the foregoing, the Grantor agrees that the Agent, on behalf of the Lenders, may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Account, accept in full payment of any Account such amount as the Agent in its sole discretion shall determine or abandon any Account, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

     9.3  Secured Party Performance of Grantor Obligations.  Without having any
          ------------------------------------------------
obligation to do so, upon either (a) notice to the Grantor or (b) the occurrence of an Unmatured Default or a Default, the Agent may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 9.3. The Grantor's obligation to reimburse the
                       -----------
Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

     9.4  Authorization for Secured Party to Take Certain Action.  The Grantor
          ------------------------------------------------------
irrevocably authorizes the Agent, at any time and from time to time, in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact to act on behalf of the Grantor, (a) to execute on behalf of the Grantor as Grantor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, on behalf of the Lenders, (b) following the occurrence of a Default to endorse and collect any cash proceeds of the Collateral, (c) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's and the Lenders' security interest in the Collateral, (d) following the occurrence of a Default to enforce payment of the Accounts in the name of the Agent, any Lender or the Grantor, and (e) to apply the proceeds of any Collateral received by the Agent to the Obligations as provided in Section 7
                                                                   ---------
hereof. This appointment as attorney-in-fact is coupled with an interest and shall be irrevocable for so long as any Obligations are outstanding.

     9.5  Specific Performance of Certain Covenants.  The Grantor acknowledges
          -----------------------------------------
and agrees that a breach of any of the covenants contained in Sections 4.1, 4.4,
                                                              ------------  ---
4.5, 5.3, 7.1 and 9.7 hereof will cause irreparable injury to the Agent and the
- ---  ---  ---     ---
Lenders and that the Agent and the Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent and the Lenders to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section
                                                                       -------
9.5 shall be specifically enforceable against the Grantor.
- ---

     9.6  Use and Possession of Certain Premises.  Upon the occurrence of a
          --------------------------------------
Default or Unmatured Default, the Agent or any Lender shall be entitled to occupy and use any offices owned or leased by the Grantor where records relating to the Collateral are located until the Obligations are paid, without any obligation to pay the Grantor or any other Person for such use and occupancy and, with respect to leased property, so long as the applicable lease is in effect.

     9.7  Dispositions Not Authorized.  The Grantor is not authorized to sell or
          ---------------------------
otherwise dispose of the Collateral except as permitted in the Credit Agreement and notwithstanding any course of dealing between the Grantor and the Agent or any Lender or other conduct of the Agent or any Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in the Credit Agreement) shall be binding upon the Agent or any Lender unless such authorization is in writing signed as required by Section 6 hereof.
                                                  ---------

     9.8  Definition of Certain Terms.  Terms defined in the Illinois Uniform
          ---------------------------
Commercial Code which are not otherwise defined in this Security Agreement are used in this Security Agreement as defined in the Illinois Uniform Commercial Code as in effect on the date hereof.

     9.9  Benefit of Agreement.  The terms and provisions of this Security
          --------------------
Agreement shall be binding upon and inure to the benefit of the Grantor, the Agent and the Lenders and each such Person's successors and assigns, except that the Grantor shall not have the right to assign its rights under this Security Agreement or any interest herein without the prior written consent of the Required Lenders.

     9.10.  Survival of Representations.  All representations and warranties of
            ---------------------------
the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

     9.11.  Taxes.  Any taxes (excluding income taxes, franchise taxes or other
            -----
taxes levied on gross earnings, profits or the like) payable or ruled payable by any Federal or State authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any. The Grantor shall reimburse the Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, auditors and accountants who may be employees of the Agent or the Lenders) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). The Grantor shall reimburse the other Lenders for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, auditors and accountants who may be employees of the Agent or the Lenders) paid or incurred by any Lender in connection with the enforcement of this Security Agreement.


     9.12.  Headings.  The title of and section headings in this Security
            --------
Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

     9.13.  Termination.  This Security Agreement shall continue in effect
            -----------
(notwithstanding the fact that from time to time there may be no Obligations or commitments therefor outstanding) until the payment in full of the Obligations and the termination of the Credit Agreement in accordance with its terms and all commitments of the Lenders thereunder, at which time any security interests granted hereby shall terminate and any and all rights to the Collateral shall revert to the Grantor. Upon such termination, the Agent shall promptly return to the Grantor, at the Grantor's expense, such of the Collateral held by the Agent as shall not have been sold or otherwise applied pursuant to the terms hereof. The Agent will promptly execute and deliver to the Grantor such other documents as the Grantor shall reasonably request to evidence such termination.

     9.14.  Entire Agreement.  This Security Agreement, the Credit Agreement and
          ----------------
the other Loan Documents embody the entire agreement and understanding among the Grantor, the Agent and the Lenders relating to the Collateral and supersede all prior written and oral agreements and understandings among the Grantor, the Agent and the Lenders relating to the subject matter hereof.

     9.15.  CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN
            -------------
ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.16.  Distribution of Reports.  The Grantor authorizes the Agent and each
            -----------------------
Lender, as the Agent or such Lender may elect in its sole discretion, to discuss with and furnish to any other Person having an interest in the Obligations (whether as a Grantor, pledgor of collateral, participant or otherwise) all financial statements, audit reports and other information pertaining to the Grantor or the Collateral whether such information was provided by the Grantor or prepared or obtained by the Agent or such Lender provided that such Persons shall be instructed to treat the information in a confidential matter. Neither the Agent nor any Lender, nor any of such Person's employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of the Grantor's condition which the Agent or such Lender may in its sole discretion prepare and elect to distribute, nor shall the Agent or any Lender, nor any such Person's employees, officers, directors or agents be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

     9.17.  Further Assurances.  The Grantor agrees, at its own expense, to
            ------------------
execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such other actions as the Agent may from time to time reasonably request to assure, preserve, protect and perfect the security interest granted hereby and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Security

Agreement, the granting of such security interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith.

10.  NOTICES.
     -------

     10.  Sending Notices.  Any notice required or permitted to be given under
          ---------------
this Security Agreement shall be given in accordance with Section 13.1 of the Credit Agreement and addressed to the Agent at the address set forth in the Credit Agreement and addressed to the Grantor at the following address:

                    HomeBase, Inc.
                    3345 Michelson Drive
                    Irvine, California  92715

     10.2.  Change in Address for Notices.  Each of the Grantor and the Agent
            -----------------------------
may change the address for service of notice upon it by a notice in writing to the other party hereto.

                            [signature page follows]

  IN WITNESS WHEREOF, the Grantor has executed this Security Agreement as of the date first above written.

                              HOMEBASE, INC. (presently known as Waban Inc.)



                              By:  /s/ Edward J. Weisberger
                                   -------------------------

                              Title:  Chief Financial Officer
                                      -----------------------



Accepted and Agreed to:
- ----------------------

THE FIRST NATIONAL BANK OF CHICAGO,
  as Agent for the Lenders



By:       /s/ John Runger
          ---------------

Title:    Managing Director
        --------------------------------------------

                            STOCK PLEDGE AGREEMENT
                            ----------------------


     This Stock Pledge Agreement (this "Pledge Agreement"), dated as of July 9, 1997, is by and between HOMEBASE, INC. (presently known as Waban Inc.), a Delaware corporation (the "Pledgor"), and THE FIRST NATIONAL BANK OF CHICAGO, as
                           -------
Agent.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the Credit Agreement (as this and each other capitalized term appearing herein is defined below) the Lenders have agreed to make certain financial accommodations to the Pledgor;

     WHEREAS, the Pledgor legally and beneficially owns all of the issued and outstanding shares of capital stock of each now or hereafter existing Subsidiary all of which shares of stock are described on Schedule A hereto; and
                                              ----------

     WHEREAS, as a condition to entering into the Credit Agreement, the Agent and the Lenders have requested that the Pledgor grant to the Agent, on behalf of the Agent and the Lenders, a security interest in the Collateral which will be effective on the Collateralization Date.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     1.   DEFINITIONS.
          -----------

     As used in this Pledge Agreement:

     "Agent" means The First National Bank of Chicago in its capacity as Agent
      -----
for the Lenders and not in its individual capacity, and any successor Agent appointed pursuant to Article X of the Credit Agreement.

     "Collateral" means the Pledged Stock, the Stock Rights and all proceeds of
      ----------
the foregoing.

     "Credit Agreement" means that certain Credit Agreement dated as of the date
      ----------------
hereof among the Pledgor, the Lenders and the Agent, as it may be amended, supplemented, restated or otherwise modified from time to time.

     "Default" means any one or more of the events described in Section 6.1
      -------                                                   -----------
     hereof.

     "Indemnitee" means any person entitled to be indemnified by the Pledgor
      ----------
pursuant to Section 8 hereof.
            ---------

     "Lien" means any security interest, mortgage, pledge, hypothecation,
      ----
assignment, lien, claim, charge, encumbrance, title retention agreement, or lessor's interest, in, of or on the Collateral or any portion thereof.

     "Pledge Agreement" means this Stock Pledge Agreement, as it may be amended,
      ----------------
supplemented, restated or otherwise modified from time to time.

     "Pledged Stock" means to the extent owned by the Pledgor, all of the
      -------------
outstanding shares of capital stock of each now or hereafter existing Subsidiary of the Pledgor. The Pledged Stock shall include, but shall not be limited to, the shares of capital stock described on Schedule A hereto.
                                         ----------

     "Section" means a numbered section of this Pledge Agreement, unless another
      -------
document is specifically referenced.

     "Stock Rights" means any stock, any dividend or other distribution and any
      ------------
other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which the Pledgor now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

     "Unmatured Default" means an event which but for the lapse of time or the
      -----------------
giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

     2.   PLEDGE AND SECURITY INTEREST.  In order to secure the full and
          ----------------------------
complete payment and performance by the Pledgor of the Obligations when due, the Pledgor hereby pledges and grants to the Agent for the benefit of the Agent and the Lenders, equally and ratably in proportion to the total Obligations owing at any time to the Agent and the Lenders, a first priority lien on, and security interest in, all of the Pledgor's right, title and interest in and to the Collateral; provided, however, this pledge and grant of a lien on and security interest in the Collateral and all of the rights and remedies appurtenant or relating thereto shall not be effective until the Collateralization Date.

     3.   DEPOSIT OF CERTIFICATES FOR PLEDGED STOCK.  The certificates
          -----------------------------------------
representing the Pledged Stock listed on Schedule A attached hereto shall be
                                         ----------
delivered to the Agent by or on behalf of the Pledgor contemporaneously herewith together with appropriate undated stock powers duly executed in blank. Neither the Agent nor the Lenders shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not the Agent or any Lender are deemed to have knowledge of such matters.

     4.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

     The Pledgor represents and warrants, on the date hereof and on the Collateralization Date, to the Agent, on behalf of the Lenders, which representations and warranties shall survive the execution and delivery of this Pledge Agreement and any investigation by or on behalf of the Agent or any Lender, as follows:

     4.1  Existence and Standing.  The Pledgor is a corporation duly
          ----------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Pledgor has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to have such requisite authority would not have a Material Adverse Effect.

     4.2  Authorization, Validity and Enforceability.  The Pledgor has the
          ------------------------------------------
requisite corporate power and authority and legal right to execute and deliver this Pledge Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Pledgor of this Pledge Agreement has been duly authorized by proper corporate proceedings, and this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms and, effective upon the Collateralization Date, will create a security interest which is enforceable against the Pledgor in all now owned and hereafter acquired Collateral.

     4.3  Conflicting Laws and Contracts.  Neither the execution and delivery by
          ------------------------------
the Pledgor of this Pledge Agreement, nor the creation and perfection, upon the occurrence of the Collateralization Date, of the security interest in the Collateral to be granted hereunder, nor compliance by the Pledgor with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Pledgor or the Pledgor's article of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Pledgor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder (except with respect to those agreements the consents of which have been obtained), or result in the creation or imposition of any Lien (except to the extent created by this Pledge Agreement) in, of or on the property of Pledgor pursuant to the terms of any such indenture, instrument or agreement. No consent, authorization or approval of, or any notice to or filing with, any Governmental Authority which has not been obtained is required in connection with the execution, delivery and performance by the Pledgor of this Pledge Agreement.

     4.4  No Default.  No Default or Unmatured Default exists.
          ----------

     4.5  Pledged Stock.  The Pledgor is the direct and beneficial owner of each
          -------------
share of the Pledged Stock and the Pledged Stock represents the percentage (on a fully diluted basis) of the issued and outstanding capital stock of its issuer as set forth on Schedule A hereto as such Schedule has been amended or modified
                ----------
prior to the Collateralization Date. All of the shares of the Pledged Stock are duly authorized, validly issued, fully paid and non-assessable. The Pledgor has good and marketable title to the Pledged Stock and has all requisite rights, power, and authority to execute, deliver and comply with the terms of this Pledge Agreement and, upon the occurrence of the Collateralization Date, to pledge and deliver the Collateral to the Agent pursuant hereto. The Pledged Stock is free and clear of all liens, options, warrants, puts, calls, or other rights of third persons, and restrictions, other than (i) those Liens which may arise under this Pledge Agreement and (ii) restrictions on transferability imposed by applicable state and Federal securities laws, rules and regulations. Assuming the Agent has possession of the Pledged Stock, the pledge, assignment and delivery of the Pledged Stock pursuant to this Pledge Agreement will create, upon the occurrence of the Collateralization Date, a valid, continuing, first perfected Lien on the Pledged Stock in favor of the Agent, for the benefit of the Agent and the Lenders, subject to no prior Lien of any other Person.

     5.   COVENANTS.
          ---------

     From the Collateralization Date and continuing thereafter until this Pledge Agreement is terminated pursuant to Section 8.11 hereof, the Pledgor covenants
                                    ------------
and agrees with the Agent and the Lenders as follows:

     5.1  Pledge of Additional Stock.  If the Pledgor shall at any time acquire
          --------------------------
any additional shares of the capital stock of any class of the Pledged Stock, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, or acquire any new shares of capital stock of any newly formed or acquired Subsidiary, the Pledgor shall deliver within 20 days thereafter (and without the necessity for any request or demand by the Agent or any Lender) the certificates representing such shares to the Agent, in the same manner as described in Section 3 hereof. The Pledgor will hold in trust for the
                       ---------
Agent and the Lenders upon receipt and immediately thereafter deliver to the Agent any other instrument evidencing or constituting Collateral (except, prior to the occurrence of an Unmatured Default or a Default, ordinary cash dividends, if any, paid with respect to the Pledged Stock and the Stock Rights and permitted by the Credit Agreement).

     5.2  Title; Security Interest and Lien.  The Pledgor (a) will preserve,
          ---------------------------------
warrant, and defend title to and ownership of the Pledged Stock and the Lien in the Collateral created hereby against the claims of all Persons whomsoever; (b) except as permitted by the Credit Agreement will not at any time assign, transfer, or otherwise dispose of its right, title and interest in and to any of the Collateral; (c) will not do or suffer any matter or thing whereby the Lien created by this Pledge Agreement in and to the Collateral might or could be impaired; and (d) will not at any time, directly or indirectly, create, assume, or suffer to exist any Lien, warrant, put, option, or other rights of third Persons and restrictions in and to the Collateral or any part thereof other than
(i) those Liens arising under this Pledge Agreement and (ii) restrictions on transferability imposed by applicable state and Federal securities laws, rules and regulations.

     5.3  Further Assurances.  The Pledgor, at its expense, shall from time to
          ------------------
time execute, acknowledge, and deliver to the Agent and caused to be duly filed all such other assignments, certificates, supplemental documents and financing statements, and do all other acts or things as the Agent may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Lien created hereby.

     5.4  Pledged Stock.
          -------------

          5.4.1 Changes in Capital Structure of Issuers.  Except as permitted by
                ---------------------------------------
     the Credit Agreement, the Pledgor will not (i) permit or suffer any issuer of Pledged Stock to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity, except as expressly permitted by the Credit Agreement, or (ii) vote any of the Pledged Stock in favor of any of the foregoing.

          5.4.2 Issuance of Additional Stock.  Except as permitted by the Credit
                ----------------------------
     Agreement, the Pledgor will not permit or suffer the issuer of any of the Pledged Stock to issue any stock, any right to receive stock or any right to receive earnings, except to the Pledgor.

          5.4.3  Disposition of Collateral.  Except as permitted by the Credit
                 -------------------------
     Agreement, the Pledgor will not sell or otherwise dispose of all or any part of the Collateral.

          5.4.4  Registration of Pledged Stock.  After the occurrence of a
                 -----------------------------
     Default, the Pledgor will, to the extent permitted by applicable law, permit any registerable Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Required Lenders.

          5.4.5 Exercise of Rights in Pledged Stock.  The Pledgor will permit
                -----------------------------------
     the Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Stock and the Stock Rights as if it were the absolute owner thereof.

     5.5  Notice of Default.  The Pledgor will give prompt notice in writing to
          -----------------
the Agent and the Lenders of the occurrence of any Default or Unmatured Default.

     6.   RIGHTS OF PLEDGOR, AGENT AND THE LENDERS.
          ----------------------------------------

     6.1  Default; Exercise of Stockholder Rights.
          ---------------------------------------

          (a) Unless and until an Unmatured Default or a Default shall occur and be continuing, the Collateralization Date shall have occurred and subject to the proviso to the second sentence of Section 5.1 above, the Pledgor
                                              -----------
     shall be entitled to receive all cash dividends or other distributions on the Pledged Stock except distributions made in capital stock on the Pledged Stock resulting from stock dividends on or subdivision, combination, or reclassification of the outstanding capital stock of any issuer of Pledged Stock or as a result of any merger, consolidation, acquisition or other exchange of assets of any corporation. All such sums, dividends, distributions, proceeds or property described in the immediately preceding sentence shall, if received by any Person other than the Agent, be held in trust for the benefit of the Agent and the Lenders and shall forthwith be delivered to the Agent for the benefit of the Agent and the Lenders (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Agent's instructions) to be held subject to the terms of this Pledge Agreement. Upon the occurrence of the Collateralization Date and a Default and for so long as such Default is continuing, the Agent, for the benefit of the Agent and the Lenders, shall be entitled to receive all payments of whatever kind made upon or with respect to any Collateral and to hold such payments as Collateral or apply such payments pursuant to the terms of this Pledge Agreement and the Credit Agreement. The relative rights of the Agent and the Lenders to receive such payments shall be in proportion to the relative amounts of all Obligations owing to the Agent and the Lenders and the aggregate amount of all Obligations then outstanding. As used herein, the term "Default" shall mean the occurrence of any one or more of the following events:

               (A) Any representation or warranty made by or on behalf of the Pledgor to the Agent or the Lenders under or in connection with this Pledge Agreement shall be materially false on the date as of which made.

               (B) The breach by the Pledgor of any of the terms or provisions of Sections 5.1, 5.2, 5.4.1, 5.4.2, 5.4.3, 5.4.5 or 5.5 hereof.
             ------------  ---  -----  -----  -----  -----    ---

               (C) The breach by the Pledgor (other than a breach which constitutes a Default under Sections 6.1(a)(A) or 6.1(a)(B) above) of
                                      ------------------    ---------
          any of the terms or provisions of this Pledge Agreement which is not remedied within ten (10) days after the giving of written notice by the Agent.

               (D) Upon the occurrence of the Collateralization Date, the Agent shall not have a first perfected security interest in the Collateral, other than cash dividends and other distributions which the Pledgor is entitled to retain pursuant to Section 6.1 hereof.
                                         -----------

               (E) The occurrence of any "Default" under, and as defined in, the Credit Agreement.

          (b) Prior to the occurrence of a Default, the Pledgor shall have the sole and exclusive right to vote and give consents with respect to all of the Collateral and to consent to, ratify, or waive notice of any and all meetings. Upon the occurrence of a Default and for so long as such Default is continuing, the Agent, on behalf of the Lenders, shall have the right, but shall not be obligated, (A) to vote and give consents with respect to any merger, consolidation, liquidation or reorganization of the issuer of any Pledged Stock (but in no event with respect to any election of directors) and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to the Agent, on behalf of the Lenders, to protect or further their interests in respect of the Collateral, (B) to deposit the Collateral under any such plan, and (C) to make any exchange, substitution, cancellation, or surrender of the Collateral required by any such plan and to take such action with respect to the Collateral as may be required by any such plan or for the accomplishment thereof, and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of the Collateral from the Lien of this Pledge Agreement.

     6.2  Right of Sale after Default.  Upon the occurrence and during the
          ---------------------------
continuance of a Default, the Agent on behalf of the Lenders may exercise any or all of the rights and remedies provided (i) in this Pledge Agreement, (ii) to a secured party when a Pledgor is in default under a security agreement by the Illinois Uniform Commercial Code and (iii) by any other applicable law including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien. Without limiting the generality of the foregoing, upon the occurrence and continuance of a Default, the Agent may sell, without recourse to judicial proceedings, with the right to bid (to the extent permitted by the Uniform Commercial Code as in effect in the State of Illinois from time to time) for and buy, free from any right of redemption, the Collateral or any part thereof, upon ten (10) days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Pledgor of the time and place of sale, for cash, upon credit or for future delivery, at the Lenders' option and in the Lenders' complete discretion:

          (a) At public sale, including a sale at any broker's board or exchange; and

          (b) At private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "Act"), or any other
                                                            ---
     law or regulation. The Agent and the Lenders are also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as they may deem required or appropriate in the event of sale or disposition of any of the Collateral. The Pledgor understands that the Agent, on behalf of the Lenders, may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. The Pledgor agrees that (i) in the event the Agent shall so sell the Collateral, or any portion thereof, at such private sale or sales, the Agent and the Lenders shall have the right to rely upon the advice and opinion of any Person who regularly deals in or evaluates stock of the type constituting the Collateral as to the price obtainable in a commercially reasonable manner upon such a private sale thereof, and (ii) such reliance shall be conclusive evidence that the Agent and the Lenders handled such matter in a commercially reasonable manner.

     In the case of any sale by the Agent on behalf of the Lenders of the Collateral on credit or for future delivery, the Collateral sold may be retained by the Agent until the selling price is paid by the purchaser, but neither the Agent nor any Lender shall incur liability in case of failure of the purchaser to take up and pay for the Collateral so sold.

     6.3  Application of Proceeds.  The Agent shall apply the proceeds of the
          -----------------------
Collateral, including the proceeds of any sales or other disposition of the Collateral, or any part thereof, under Section 6 hereof, in the following order
                                       ---------
unless a court of competent jurisdiction shall otherwise direct:

          (a) FIRST, to payment of all reasonable costs and expenses of the Agent and the Lenders incurred in connection with the collection and enforcement of the Obligations or of any security interest granted to the Agent and the Lenders pursuant to this Pledge Agreement, including all costs and expenses of any sale pursuant hereto, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, liabilities and advances made or incurred by the Agent, the Lenders and the agents and attorneys of each of them, together with interest at the rate applicable pursuant to the Credit Agreement during the continuance of a Default on such costs, expenses and liabilities and on all advances made by the Agent or any Lender from the date any such costs, expense or liability is due, owing or unpaid or any such advance is made, in each case until paid in full;

          (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees, pro rata amongst the Agent and the Lenders in accordance with the proportion which the accrued interest and fees constituting Obligations owing to the Agent and the Lenders bears to the aggregate amount of accrued interest and fees constituting Obligations owing to all of the Lenders and the Agent;

          (c) THIRD, to payment of the outstanding principal amount of the Obligations owing to the Lenders or any Lender, pro rata amongst the Lenders in accordance with the proportion which the outstanding principal amount of Obligations owing to each such Lender bears to the aggregate outstanding principal amount of Obligations owing to all of the Lenders;

          (d) FOURTH, to payment of any other Obligations due, owing or unpaid in full including, without limitation, any Obligations incurred pursuant hereto; and

          (e) FIFTH, the balance, if any, after all of the Obligations have been satisfied, shall be remitted as required by law.

     6.4  Governance.  All rights and remedies available to the Lenders with
          ----------
respect to the grant, foreclosure and enforcement of any security interest and Lien granted hereby and with respect to any action permitted hereunder may, subject to Section 7 hereof, be exercised solely by the Agent acting with the
           ---------
concurrence of the Required Lenders.

     7.   WAIVERS, AMENDMENTS AND REMEDIES.
          --------------------------------

     7.1. No delay or omission of the Agent to exercise any right or remedy granted under this Pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence of the Required Lenders (if so required by the Credit Agreement), and then only to the extent in such writing specifically set forth; provided, however, that any amendment purporting to (a)
                        --------  -------
release all or any portion of the Collateral or (b) assign any of the Pledgor's rights or obligations hereunder shall, subject to Section 8.12 hereof, be valid
                                                  ------------
only if signed by the Agent with the concurrence of all of the Lenders; and

provided, further, that any amendment of Schedule A hereto which adds Collateral
- --------  -------                        --------
(or deletes Collateral released in accordance with the terms hereof) shall be valid if signed by the Agent and the applicable Pledgor.

     7.2  Remedies Cumulative.  Each and every right, power and remedy hereby
          -------------------
specifically given to the Agent, for the benefit of the Lenders, shall be in addition to every other right, power and remedy specifically given under this Agreement, the Credit Agreement or any other Loan Document or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any of the others.

8.   GENERAL PROVISIONS.
     ------------------

     8.1  Indemnity.
          ---------

          (a) The Pledgor agrees to indemnify the Agent, the Lenders and their respective successors, assigns, employees, agents and servants (each an

     "Indemnitee") as provided by Section 9.7 of the Credit Agreement as if such
     -----------
     Section 9.7 were fully set forth herein.

          (b) Without limiting the application of Section 8.1(a) hereof, the Pledgor agrees to pay, or reimburse the Agent for any and all reasonable fees (including, without limitation, reasonable attorneys' fees, which attorneys may be employees of the Agent), costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Agent's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes (excluding income, franchise taxes or other taxes levied on gross earnings, profits or the like) or Liens upon or in respect of the Collateral, and all other reasonable fees, costs and expenses in connection with preparing, executing, delivering or administering this Pledge Agreement, in connection with protecting, maintaining or preserving the pledge and the

     Agent's interest therein and in connection with the enforcement of this Pledge Agreement or the sale of the Collateral, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) Without limiting the application of Section 8.1(a) or (b) hereof, the Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any losses, costs, damages and expenses which such Indemnitee may suffer, expend or incur as a consequence or growing out of any misrepresentation by the Pledgor in this Pledge Agreement or the Credit Agreement or in any statement or writing contemplated by, made or delivered pursuant to or in connection with this Pledge Agreement or the Credit Agreement or arising out of or relating to any action taken or failure to act by the Pledgor under or in respect of this Pledge Agreement, except to the extent that any such loss arises out of the gross negligence or willful misconduct of such Indemnitee.

          (d) If and to the extent that the Obligations of the Pledgor under this Section are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law.

          (e) The Obligations of the Pledgor contained in this Section 8.1 shall survive the termination of this Pledge Agreement and the discharge of the Pledgor's other Obligations hereunder.

     8.2  Indemnity Obligation Secured by Collateral; Survival. Any amounts paid
          ----------------------------------------------------
by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations which, upon the Collateralization Date, shall be secured by the Collateral. The indemnity obligations of the Pledgor contained in this Pledge Agreement shall continue in full force and effect notwithstanding the full payment of all amounts owing under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof and the termination of this Pledge Agreement.

     8.3  Secured Party Performance of Pledgor Obligations.  Without having any
          ------------------------------------------------
obligation to do so, if a Default has occurred and is continuing the Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay in this Pledge Agreement and the Pledgor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. The Pledgor's obligation to
                                   -----------
reimburse the Agent pursuant to the preceding sentence shall constitute an Obligation payable on demand.

     8.4  Authorization for Secured Party to Take Certain Action.  The Pledgor
          ------------------------------------------------------
irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact to act on behalf of the Pledgor (i) to execute on behalf of the Pledgor as Pledgor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (ii) upon the occurrence of a Default and for so long as such Default is continuing, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's and the Lenders' security interest in the Collateral, and (iv) to apply the proceeds of any Collateral received by the Agent to the Obligations as provided in Section 6.3 hereof if a Default has occurred and is
                           -----------
continuing.   In the event that the Agent or any Lender shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent or such Lender may recover reasonable expenses, including attorneys' fees, which attorneys may be employees of the Agent, and the amounts thereof shall be included in such judgment.

          In case the Agent or any Lender shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent or such Lender, then and in every such case the Pledgor and the Agent or such Lender shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent or such Lender shall continue as if no such proceeding had been instituted.

     8.5  Specific Performance of Certain Covenants.  The Pledgor acknowledges
          -----------------------------------------
and agrees that a breach of any of the covenants contained in Sections 5.1, 5.2
                                                              ------------  ---
and 5.4 will cause irreparable injury to the Agent and the Lenders, that the
    ---
Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Pledgor contained in this Pledge Agreement, that the covenants of the Pledgor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable
                             -----------
against the Pledgor.

     8.6  Definition of Certain Terms.  Terms defined in the Illinois Uniform
          ---------------------------
Commercial Code which are not otherwise defined in this Pledge Agreement are used in this Pledge Agreement as defined in the Illinois Uniform Commercial Code as in effect on the date hereof.

     8.7  Benefit of Agreement.  The terms and provisions of this Pledge
          --------------------
Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent and the Lenders and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights or obligations under this Pledge Agreement or any interest herein, without the prior written consent of the Agent and the Lenders.

     8.8  Survival of Representations.  All representations and warranties of
          ---------------------------
the Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

     8.9  Taxes.  Any taxes (including income taxes other than taxes on the
          -----
overall net income of the Lenders) payable or ruled payable by any Federal or State authority in respect of this Pledge Agreement shall be paid by the Pledgor, together with interest and penalties, if any.

     8.10. Headings.  The title of and section headings in this Pledge Agreement
           --------
are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement.

     8.11.  Termination.  This Pledge Agreement and upon the occurrence of the
            -----------
Collateralization Date, the Lien arising hereunder shall (i) become effective as of the date hereof upon the execution hereof or, as to the Lien, upon the occurrence of the Collateralization Date and (ii) continue in effect (notwithstanding the fact that from time to time there may be no Obligations or commitments therefor outstanding) until no Obligations or commitments of the Agent or the Lenders which could give rise to any Obligations shall be outstanding and the Credit Agreement shall have terminated in accordance with its terms. Upon the termination of this Pledge Agreement, the Agent will promptly deliver to the Pledgor (or to such other Person as the Pledgor or a court of competent jurisdiction shall direct), any Pledged Stock then still held by the Agent and not theretofore disposed of in foreclosure or otherwise. Such delivery shall be without warranty of, or recourse to, the Agent or any Lender.

     8.12.  Releases; Partial Releases.  Any cash dividends received by the
          --------------------------
Pledgor in accordance with the terms of Section 6.1(a) hereof shall be deemed
                                        --------------
released from any Lien arising under this Pledge Agreement and shall be held by the Pledgor (or any transferee of Pledgor) free and clear of the Lien created under this Pledge Agreement. Upon termination of this Pledge Agreement in accordance with the provisions of Section 8.11 hereof or, so long as no Default
                                  ------------
or Unmatured Default has occurred and is continuing, upon any sale of Collateral permitted by Section 6.13 hereof of the Credit Agreement, the Agent shall, at
             ------------
the Pledgor's request and expense, execute such release as the Pledgor may reasonably request, in form and upon terms acceptable to the Agent in all respects, and, to the extent permitted in accordance with Section 8.11 hereof,
                                                          ------------
shall deliver all certificates representing the Pledged Stock and other property held in respect thereof hereunder which is in the Agent's possession, together with all stock powers or other instruments of transfer reasonably required to effect delivery to Pledgor.

     8.13. Entire Agreement.  This Pledge Agreement embodies the entire
           ----------------
agreement and understanding among the Pledgor, the Lenders and the Agent relating to the Collateral and supersedes all prior written or oral agreements and understandings among the Pledgor, the Lenders and the Agent relating to the Collateral.

     8.14.  CHOICE OF LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  THIS
            -------------------------------------------------------------
PLEDGE AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE AGENT, THE LENDERS AND THE PLEDGOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS,

BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE PLEDGOR CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR BY REGISTERED MAIL DIRECTED TO THE PLEDGOR AT THE ADDRESS INDICATED ON SCHEDULE B ATTACHED
                                                         ----------
HERETO, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID. THE PLEDGOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION
         ----- --- ----------
INSTITUTED HEREUNDER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     8.15.  WAIVER OF JURY TRIAL.  THE PLEDGOR AND, BY THEIR ACCEPTANCE HEREOF,
            --------------------
THE AGENT AND EACH LENDER, WAIVE TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS.

     8.16. Waivers.  Except to the extent expressly otherwise provided herein or
           -------
in any Loan Document, the Pledgor waives, to the extent permitted by applicable law, (i) any right to require the Agent or any Lender to proceed against any other Person, to exhaust their rights in any other collateral, or to pursue any other right which the Agent or any Lender may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and non-payment, and notice of the intention to accelerate, and (iii) all rights of marshalling in respect of any and all of the Collateral.

     8.17. Agent Appointed Attorney-In-Fact.  The Pledgor hereby irrevocably
          --------------------------------
appoints the Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion reasonably exercised, to take any action and to execute any instrument that the Agent deems reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, upon the occurrence of a Default and for so long as such Default is continuing, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     8.18.  Severability.  The provisions of this Pledge Agreement are severable
            ------------
and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement or any jurisdiction.

     9.   NOTICES.
          -------

     9.1  Sending Notices.  Any notice required or permitted to be given under
          ---------------
this Agreement may be, and shall be deemed, given and sent in accordance with the provisions of Section 13.1 of the Credit Agreement, addressed to the Pledgor, at its address set forth on Schedule B hereto, and to the Agent, at its
                                     ----------
address set forth in the Credit Agreement.

     9.2  Change in Address for Notices.  Each of the Pledgor and the Agent may
          -----------------------------
change the address for service of notice upon it by a notice in writing to the other party.

     10.  THE AGENT.
          ---------

     The First National Bank of Chicago has been appointed Agent hereunder pursuant to Article X of the Credit Agreement, and the Agent has agreed to act (and any successor Agent shall act) as such only upon the express conditions contained in such Article X. Any successor Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

                            [signature page follows]

  IN WITNESS WHEREOF, the undersigned have executed this Stock Pledge Agreement as of the date first above written.


                              HOMEBASE, INC. (PRESENTLY KNOWN AS WABAN INC.)

                              By:/s/ Edward J. Weisberger
                                 ------------------------

                              Name:Edward J. Weisberger
                                   --------------------

                              Title:Chief Financial Officer
                                    -----------------------



                              THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT


                              By:/s/ John Runger
                                 ---------------

                              Name:John Runger
                                   -----------

                              Title:Managing Director
                                    -----------------

                             SUBSIDIARIES GUARANTY
                             ---------------------


     This Subsidiaries Guaranty (this "Guaranty") is made as of July 9, 1997 by
                                       --------
each of the corporations that is a signatory hereto (individually, a

"Guarantor"; collectively, the "Guarantors"), in favor of the Agent and the
 ---------                      ----------
Lenders (as hereinafter defined).

                                R E C I T A L S:
                                ---------------

     A. HomeBase, Inc. (presently known as Waban Inc.), a Delaware corporation, (the "Borrower"), the financial institutions named therein (the
                   --------
"Lenders") and The First National Bank of Chicago, as Agent (the "Agent"), have
- --------                                                          -----
entered into a certain Credit Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the "Credit
                                                                         ------
Agreement").  Each term used but not otherwise defined herein shall have the
- ---------
meaning ascribed to such term by the Credit Agreement;

     B. Each of the Guarantors is a direct or indirect Subsidiary of the Borrower and will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Agent and the Lenders to enter into the Credit Agreement and extend credit to the Borrower thereunder; and

     C. The execution and delivery of this Guaranty is a condition precedent to the obligation of the Lenders to extend credit to the Borrower pursuant to the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Lenders to enter into the Credit Agreement and extend credit to the Borrower, each Guarantor hereby agrees as follows:

          1. Each Guarantor, jointly and severally, hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Borrower and (b) all other amounts constituting Obligations under Credit Agreement (collectively, the "Guaranteed Debt"). This is a guaranty of payment, not a guaranty of
 ---------------
collection.

          2. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. Each Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Borrower, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Agent or the Lenders to sue the Borrower, any other Guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

          3. Each Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower;
(h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of the Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower or any other Guarantor or any other Person in connection herewith or with any unrelated transaction; (k) the Lenders' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Borrower, as debtor in possession, under Section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Debt under Section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of any Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that each Guarantor's liability hereunder is independent of each other Guarantor's liability hereunder with respect to the Guaranteed Debt and any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof, and that each Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Debt in the manner agreed upon among the Agent, the Lenders and the Borrower.

          4. Credit may be granted or continued from time to time by the Lenders to the Borrower without notice to or authorization from any Guarantor regardless of the Borrower's financial or other condition at the time of any such grant or continuation. Neither the Agent nor any Lender shall have an obligation to disclose or discuss with any Guarantor its assessment of the financial condition of the Borrower.

          5. Until the irrevocable payment in full of the Obligations and termination of all commitments which could give rise to any Obligation, the Guarantors shall not assert any right of subrogation with respect to the Guaranteed Debt and shall suspend any right to enforce any remedy which the Agent or the Lenders now have or may hereafter have against the Borrower, any endorser, any other Guarantor or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantors hereby shall suspend any benefit of, and any right to participate in, any security or collateral given to the Agent or the Lenders to secure payment of the Guaranteed Debt or any part thereof or any other liability of the Borrower to the Agent or the Lenders. Upon such irrevocable payment and termination, (i) the Borrower shall indemnify such Guarantor for the full amount of any payment made by such Guarantor under this Guaranty, (ii) Guarantor shall have all common law rights of contribution and reimbursement against any other Guarantor or any other guarantor of all or any part of the Guaranteed Debt and (iii) such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment including any rights of such Person to collateral securing Borrower's obligations to such Person.

          6. Each Guarantor authorizes the Lenders to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Debt, which the Lenders in their sole discretion shall determine, without notice to any Guarantor. Notwithstanding any reference herein to any collateral securing any of the Guaranteed Debt, it is acknowledged that, on the date hereof, the Borrower and certain Guarantors have entered into an agreement pursuant to which the Lenders will be granted a security interest in certain of its property as security for the Guaranteed Debt.

          7. In the event the Lenders in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Guarantors by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. Each Guarantor consents and agrees that neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Debt.

          8. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all such amounts shall nonetheless be payable by each Guarantor forthwith upon demand by the Agent or the Lenders. Each Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to any of the Lenders on the Guaranteed Debt, or the Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, each Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

          9. No delay on the part of the Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered on the Lenders' behalf by the Agent. The failure by the Agent or the Lenders at any time or times hereafter to require strict performance by the Borrower or any Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, Loan Document or any other instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by the Borrower or any Guarantor and delivered to the Agent or the Lenders shall not waive, affect or diminish any right of the Agent or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or the Lenders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Lenders' behalf by the Agent. No waiver by the Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent or the Lenders permitted hereunder shall in any way affect or impair the Agent's or the Lenders' rights or powers, or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Borrower to the Lenders shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

          10. Each Guarantor hereby represents and warrants to the Agent and the Lenders that:

               (a) such Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted;

               (b) such Guarantor has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver this Guaranty and to perform its obligations hereunder;

               (c) the execution and delivery by such Guarantor of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings and this Guaranty has been duly and validly executed and delivered by such Guarantor and this Guaranty constitutes the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; and

               (d) neither the execution and delivery by such Guarantor of this Guaranty nor compliance with the provisions of this Guaranty will, or at the relevant time did, (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or such Guarantor's charter, articles or certificate of incorporation or by-laws,
     (ii) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, and created under, the Loan Documents) in, of or on the property of such Guarantor pursuant to the terms of any such indenture, instrument or agreement, or
     (iii) require any consent of the stockholders of any Person or any Governmental Authority.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of this Guaranty and on the date of each Borrowing Notice with respect to each Advance and each Issuance Notice with respect to each Facility Letter of Credit under the Credit Agreement on and as of such Borrowing Date.

          11.  Each Guarantor (a "Contributing Guarantor") agrees (subject to
                                  ----------------------
the last sentence of this Section) that, in the event a payment shall be made by any other Guarantor under this Guaranty or assets of any other Guarantor shall be sold pursuant to any Subsidiary Security Document to satisfy any of the Guaranteed Debt and such other Guarantor (the "Claiming Guarantor") shall not
                                               ------------------
have been fully indemnified by the Borrower as provided in Section 5 hereof the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12 hereof the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 11 shall be subrogated to the rights of such Claiming Guarantor under Section 5 hereof to the extent of such payment. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 5 hereof and this Section 11 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise relating to or arising out of performance of this Guaranty, shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Debt. No failure on the part of the Borrower or any Guarantor to make the payments required by Section 5 hereof or this Section 11 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to this Guaranty, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under this Guaranty.

          12. Pursuant to Section 6.22 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof by the Agent and a Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary
                                          ---------
shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder, of the Borrower or of any Lender. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.

     Notwithstanding anything herein to the contrary any Real Estate Subsidiary incurring Indebtedness pursuant to Section 6.11(g) of the Credit Agreement shall be released from this Guaranty upon the written consent of the Agent, so long as the prepayment of Loans and reduction of Commitments set forth in Section 2.5 of the Credit Agreement occurs simultaneously therewith and so long as the Indebtedness incurred is not less than 50% of the fair market value of the real estate owned by such Real Estate Subsidiary. The rights and obligations of each Guarantor hereunder (other than a Real Estate Subsidiary released pursuant to this Section 12) shall remain in full force and effect notwithstanding the release of any Real Estate Subsidiary as a party hereto.

          13. Subject to the provisions of Section 8 hereof this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Debt has been irrevocably paid in full and the other conditions of this Guaranty have been satisfied.

          14. In addition to and without limitation of any rights, powers or remedies of the Agent or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Agent or the Lenders may, in their sole discretion, with notice after the fact to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Lenders to any Guarantor, and (b) any moneys, credits or other property belonging to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent or any Lender whether for deposit or otherwise.

          15. Each Guarantor agrees to pay all reasonable costs, fees and expenses (including attorneys' fees and time charges, which attorneys may be employees of the Agent or a Lender) incurred by the Agent or any Lender in collecting or enforcing the obligations of such Guarantor under this Guaranty.

          16. This Guaranty shall bind each Guarantor and its successors and assigns and shall inure to the benefit of the Agent, the Lenders and their successors and assigns. All references herein to the Lenders shall for all purposes also include all Purchasers and Participants (as such terms are defined in the Credit Agreement). All references herein to the Borrower shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

          17. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE AGENT, THE LENDERS AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. EACH GUARANTOR CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR BY REGISTERED MAIL DIRECTED TO SUCH GUARANTOR AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED SEVEN (7) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID. EACH GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM
                                                                        -----
NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER.
- --------------
NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          18. EACH GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE AGENT AND EACH LENDER, WAIVE TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING HEREUNDER.

          19. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          20. It is understood that while the amount of the Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty with respect to one or more of the Guarantors, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, with respect to any such Guarantor, without any further action of the Agent, the Lenders or any other Person, be automatically limited and reduced with respect to any such Guarantor to the highest amount which is valid and enforceable as determined in such action or proceeding.

          21. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by telex, facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to the Agent or the Lenders, at their respective addresses set forth in the Credit Agreement, or (b) if to any Guarantor, at their address indicated on Exhibit B hereto, or to such
                                                   ---------
other address as the Agent or the Lenders or any Guarantor designates to the Agent in writing. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; provided, however, that any notice transmitted
                                --------  -------
by telex or facsimile shall be deemed given when transmitted (answerback confirmed in the case of telexes).

          22. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by Agent or any Lender, as applicable, had no such deduction or withholding been made.

     [signature page to follow]

   IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.


                                    HOMECLUB, INC. OF TEXAS


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------


                                    HOMECLUB, INC.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------

                                    HCI DEVELOPMENT CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------


                                    HOMECLUB FIRST REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------


                                    HCWA REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------

                                    HBNM REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------


                                    HCCA REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------


                                    HBCA 1993 REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------


                                    HBOR REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------

                                    HBUT REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------

                                    HCWA 1993 REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Senior Vice President
                                         ---------------------

                                    HBCO REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Chief Financial Officer
                                         -----------------------


                                    HBCO 1994 REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Chief Financial Officer
                                         -----------------------


                                    HBNM 1994 REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Chief Financial Officer
                                         -----------------------


                                    HB VACAVILLE REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Chief Financial Officer
                                         -----------------------


                                    HB POMONA REALTY CORP.


                                    By: /s/ Edward J. Weisberger
                                       -------------------------

                                    Its: Chief Financial Officer
                                         -----------------------

The undersigned hereby acknowledges the
foregoing Guaranty and agrees to Section 6 thereof as of the date first written above

HOMEBASE, INC. (presently known as Waban Inc.)



By: /s/ Edward J. Weisberger
   -------------------------

Its: Chief Financial Officer
     -----------------------

                                      -1-